UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CTS CORPORATION

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Your Partner in Smart Solutions

2022 Annual Meeting of Shareholders and Proxy Statement

Dear CTS Shareholder:

2021 Results

2021 was a defining period for CTS as we advanced our diversification strategy with non-transportation sales growing 25%. We also secured record new business awards, close to $700 million. Despite the pandemic and supply chain challenges, we persevered, effectively serving our customers while continuing to invest in our future, guided by our Focus 2025 initiative. The resilience of our employees shone through as we finished the year in a position of strength, with exciting opportunities ahead. Thanks to the dedication, hard work and adaptability of our teams, CTS was able to deliver strong financial results. Full year sales were $512.9 million, up 21% year-over-year.

Creating Long-Term Value for our Shareholders

We remain committed to our long-term strategy, which centers on diversifying our end market profile by expanding our range of technologies, products, customers, and geographic reach. We believe this diversification enhances the value creation opportunity for our shareholders, as well as the quality of our earnings. This past year we made good progress on our diversification efforts, increasing non-transportation sales to 45% of total 2021 sales, compared to 35% of total sales in 2017. Looking ahead, we will continue to focus on diversification through faster growth in non-transportation revenues, while continuing to strategically grow our transportation business. We are targeting an overall revenue growth rate of 10%, with a long-term goal of greater than 50% of total revenue coming from non-transportation end markets.

Advancing ESG Initiatives

We understand that we have a responsibility to help shape not only a smarter future, but one that is sustainable for future generations. As a result, we remain committed to ethical and sustainable environmental, social, and governance practices, and we took meaningful steps in 2021 to advance our efforts in those areas. For example, we expanded the role of our Nominating and Governance Committee (now the Nominating, Governance and Sustainability Committee) to include oversight of our sustainability initiatives. In addition, we enhanced our legacy of community outreach and support through the launch of CTS CARES – a global program designed to promote charitable giving and community involvement. We continued supplying sustainable applications for the transportation end market where our products help reduce harmful emissions in commercial vehicles and support the electrification of passenger cars. In medical markets, CTS products enable less invasive health diagnostics through ultrasound and aid the targeted delivery of treatments to sites of disease.

We also understand that our success depends on fostering an inclusive and empowered work environment where all employees are respected and treated equally. With a business spanning the globe, we strive for our facilities and workforce to reflect the diversity of our geographical footprint. We take the importance of continuing to strengthen the diversity of our workforce seriously. We are proud that our Board of Directors is comprised of members who reflect a diverse set of skills, backgrounds, perspectives, and experiences, more than 40% of whom are women and/or racially/ethnically diverse.

Key Trends Driving Long-Term Growth

The need for increased safety, electrification, automation, connectivity, and efficiency will continue to drive demand for CTS solutions. Our non-transportation markets are growing fast, where we leverage core technology and domain expertise to expand our presence by partnering to create new solutions, while also ensuring deeper penetration with our current applications. The pace of recovery in our transportation market remains pressured by ongoing supply challenges and inflation, which are expected to persist in 2022. Overall, we anticipate robust order levels in the first half of the year and remain cautious about the demand environment in the second half of 2022.

CTS 2022 Proxy Statement

Mobility is a fast-growing market, with vehicles requiring increased processing power and communications. Electrification is expected to drive the penetration of electric vehicles from 6% today to a forecast greater than 30% globally by 2030. CTS’ electrification growth is enabled by the expansion of our accelerator sensors, applying inductive technology, and expanding modular solutions as we also continue to advance passive safety sensors. More recently, we have developed advanced E-Brake products to satisfy the requirements of new electric vehicle architectures. As our world becomes smarter and more connected, there is a growing need for more efficient and automated solutions. The medical field increasingly requires more portable and connected ultrasound products. Automation of medical procedures continues to advance with the growth of robotics.

We are expanding our customer base in defense, where we provide underwater sonar solutions. Our teams are also researching new applications for unmanned autonomous products. The demand for our temperature products in industrial applications, both hot and cold, continues to expand globally, aided by our ceramic technology expertise. Additionally, the demand for micro-actuators in printing is growing, driven by the growth of online purchasing and the associated growth in packaging, warehousing, and logistics. We are confident that we will continue to innovate and grow, increasing revenues, expanding margins, and generating stronger cashflows as we leverage secular growth opportunities and seek meaningful M&A opportunities to advance our strategy.

2022 Annual Meeting of Shareholders

With the full dedication and care of our leadership team and every CTS employee globally, we will continue to drive the company forward to deliver superior performance for our customers, shareholders, and employees. I want to thank our valued customers, employees, shareholders, business partners, and the Board of Directors for their support this past year.

As we look to the future, you are cordially invited to attend the 2022 Annual Meeting of Shareholders of CTS Corporation. The meeting will be held on Thursday, May 12, 2022, at 9:30 a.m. central time, at the Hotel Arista, located at 2139 City Gate Lane, Naperville, Illinois 60563.

We are pleased to continue to take advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials to shareholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of our Annual Meeting. Accordingly, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our 2022 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2021, and to vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials on page 52 of this 2022 Proxy Statement.

We hope you will attend the meeting in person. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and to vote your shares. The vote of every shareholder is important.

Kieran M. O’Sullivan Chairman, President and Chief Executive Officer

CTS 2022 Proxy Statement

Notice of the 2022 Annual Meeting of Shareholders

Annual Meeting

Date	Time	Location	Record Date
May 12, 2022	9:30 a.m. Central Time	Hotel Arista 2139 City Gate Lane Naperville, Illinois 60563	March 14, 2022

Proposals and Voting Recommendations

Only CTS shareholders of record at the close of business on March 14, 2022, may vote at this meeting or any adjournments that may take place. At the meeting, shareholders will vote on the following items:

1	Election of seven directors for a one-year term	2	Approval, on an advisory basis, of the compensation of CTS’ named executive officers	3	Ratification of the appointment of Grant Thornton LLP as CTS’ independent auditor for 2022	4	Approval of an amendment to the CTS Articles of Incorporation to implement a majority voting standard in uncontested director elections

Board Vote Recommendation		Board Vote Recommendation		Board Vote Recommendation		Board Vote Recommendation
✓	FOR	✓	FOR	✓	FOR	✓	FOR
Page 6		Page 24		Page 45		Page 47

By Order of the Board of Directors,

Scott D’Angelo Corporate Secretary

April 1, 2022

As part of our contingency planning in response to the COVID-19 pandemic, we are preparing for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance through a public filing with the Securities and Exchange Commission, and details will be available at http://www.ctscorp.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2022.

The Notice, 2022 Proxy Statement, Form of Proxy

and 2021 Annual Report on Form 10-K are available at

http://www.ctscorp.com/investors

This 2022 Proxy Statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (“Board”) of CTS Corporation (“CTS”, “we”, “us”, “our” or the “Company”) of proxies to be voted at the 2022 Annual Meeting of Shareholders (“Annual Meeting”). CTS will bear the cost of this solicitation. On or about April 1, 2022, the Company mailed to its shareholders the Notice of Internet Availability of Proxy Materials, and made available this Proxy Statement, the accompanying proxy card, and its Annual Report on Form 10-K.

CTS 2022 Proxy Statement	1

Proxy Statement Summary

The Board is soliciting proxies for use at the Company’s Annual Meeting to be held on May 12, 2022.

The following summary highlights certain information contained in this Proxy Statement. This summary does not contain all of the information that you should consider when casting your vote. Please review the entire Proxy Statement carefully before voting. For more information on the Company’s 2021 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Annual Meeting

Date	Time	Location	Record Date
May 12, 2022	9:30 a.m. Central Time	Hotel Arista 2139 City Gate Lane Naperville, Illinois 60563	March 14, 2022

Proposals and Voting Recommendations

Only CTS shareholders of record at the close of business on March 14, 2022, may vote at this meeting or any adjournments that may take place. At the meeting, shareholders are being asked to vote on the following items:

1	Election of seven directors for a one-year term	2	Approval, on an advisory basis, of the compensation of CTS’ named executive officers	3	Ratification of the appointment of Grant Thornton LLP as CTS’ independent auditor for 2022	4	Approval of an amendment to the CTS Articles of Incorporation to implement a majority voting standard in uncontested director elections

Board Vote Recommendation		Board Vote Recommendation		Board Vote Recommendation		Board Vote Recommendation
✓	FOR	✓	FOR	✓	FOR	✓	FOR
Page 6		Page 24		Page 45		Page 47

2	CTS 2022 Proxy Statement

Business Performance Highlights*

●	Sales were $512.9 million, up 21% year-over-year. Sales to non-transportation end markets increased 25% and sales to transportation end markets increased 18% over the same period.

●

Net loss was $41.9 million, or $(1.30) per diluted share, versus net earnings of $34.7 million, or $1.06 per diluted share, in 2020. The 2021 net loss was impacted by non-cash charges of $96.6 million, net of taxes related to the previously disclosed termination of the U.S. pension plan.

●	Adjusted diluted EPS was $1.93, up from $1.12 in 2020.

●	Adjusted EBITDA margin was 21.0%, compared to 18.3% for 2020.

●	Operating cash flow was $86.1 million, up from $76.8 million in 2020.

●	New business wins were $694 million, up from $442 million in 2020.

●	Returned $5.2 million to stockholders through the payment of dividends.

Governance Highlights

●	Annual Election of Directors

●	Resignation Policy for Directors who Fail to Receive a Majority Vote

●	All Directors are Independent except for the Chairman

●	Diverse and Highly Skilled Board that Provides a Range of Viewpoints

●	Independent Audit, Compensation and Nominating, Governance and Sustainability Committees

●	Executive Sessions of Independent Directors after each Board Meeting led by the Lead Independent Director

●	Annual “Say-on-Pay” Advisory Vote

●	Anti-Hedging/Anti-Pledging Policies for Directors, Officers and Certain Employees

*	A reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure is included in the Appendix to this Proxy Statement.

CTS 2022 Proxy Statement	3

Director Nominees

Nominee	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					A	C	NG&S	T&T

Donna M. Costello	49	2021	✓	2	Chair	✓

Gordon Hunter	70	2011	✓	2			✓	Chair

William S. Johnson	65	2015	✓	0	✓	Chair		✓

Ye Jane Li	54	2020	✓	3			✓	✓

Kieran M. O’Sullivan*	60	2013		1				✓

Robert A. Profusek+	72	1998	✓	2		✓	Chair

Alfonso G. Zulueta	59	2018	✓	1	✓		✓

A	Audit
C	Compensation
NG&S	Nominating, Governance and Sustainability
T&T	Technology and Transactions
+	Lead Director
*	Chairman of the Board

Board Diversity and Experience

4	CTS 2022 Proxy Statement

Forward-Looking Statements/Non-GAAP Financial Measures

This Proxy Statement contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management’s expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause CTS’ actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect CTS future operating results and financial condition include, but are not limited to: the ultimate impact of the COVID-19 pandemic on CTS’ business, results of operations or financial condition; changes in the economy generally and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; and risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

The information included in this Proxy Statement includes the non-GAAP financial measures of adjusted EBITDA, adjusted net earnings, and adjusted diluted EPS. A reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure is included in the Appendix to this Proxy Statement. From time to time, CTS may use non-GAAP financial measures, such as those included in this Proxy Statement, in discussing its business. CTS’ management believes that the foregoing non-GAAP financial measures are commonly used by financial analysts and others in the industries in which it operates, and thus further provide useful information to investors. In addition, CTS’ management uses these measures when assessing the performance of the business and for business planning purposes. These non-GAAP financial measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP.

CTS 2022 Proxy Statement	5

Proposal 1: Election of Directors

CTS’ Articles of Incorporation provide that the number of directors will be between three and fifteen, as fixed from time to time by the Board. As part of the succession planning and search process, the Nominating, Governance and Sustainability Committee and the Board regularly assesses the Board’s size. The Board has established the number of authorized directors at seven. There are seven director nominees for election. Detailed information on each director nominee is provided below. All directors are elected annually and serve one-year terms, or until their successors are elected and qualified.

✓	The Board of Directors unanimously recommends a vote FOR each director nominee.

6	CTS 2022 Proxy Statement

Proposal 1: Election of Directors

Nominees for the Board of Directors. Each director nominee named below is currently a director of CTS. The ages shown are as of April 1, 2022, the date of this Proxy Statement. Each director nominee has agreed to serve as a director if elected. If one or more of the nominees becomes unavailable for election, the remaining members of the Board will, in their sole discretion and pursuant to authority granted by the CTS Bylaws, nominate and vote for a replacement director or reduce the authorized number of directors.

Donna M. Costello
The Board believes that Ms. Costello’s experience as a Chief Financial Officer of a large corporation, as well as substantial operations experience, make her well qualified to serve as a director.
Age: 49 Director since: 2021

Professional Experience:

•  Chief Financial Officer of C&D Technologies, Inc. (2016—2020)

•  Chief Financial Officer of Sequa Corporation (2008—2015)

•  Vice President, Controller and Chief Accounting Officer of Sequa Corporation (2002—2008)

•  Senior Manager of Arthur Andersen LLP (1995—2002)

Other Public Company Boards:

•  Director of Neenah, Inc. (2019—Present); Chair of the Audit Committee and Member of the Compensation Committee

•  Director of Horizon Global Corporation (2021—Present); Member of the Audit Committee

Gordon Hunter

The Board believes that Mr. Hunter’s experience as a President and Chief Executive Officer of a publicly traded corporation serving global markets, as well as substantial experience in the electronics industry, make him well qualified to serve as a director.

Age: 70 Director since: 2011

Professional Experience:

•  Chairman of the Board of Littelfuse, Inc. (2018—Present)

•  Executive Chairman of the Board of Littelfuse, Inc. (2017)

•  Chairman of the Board, President and Chief Executive Officer of Littelfuse, Inc. (2005—2017)

•  Chief Operating Officer of Littelfuse, Inc. (2003—2005)

•  Director, Executive Chairman of Littelfuse, Inc. (2002—2003)

Other Public Company Boards:

•  Director of Littelfuse, Inc. (2002—Present); Chairman of the Board and Member of the Technology Committee

•  Director of Veeco Instruments, Inc. (2010—Present); Chair of the Compensation Committee and Member of the Nominating and Governance Committee

CTS 2022 Proxy Statement	7

Proposal 1: Election of Directors

William S. Johnson

The Board believes that Mr. Johnson’s experience as a Chief Financial Officer of a publicly traded corporation serving global markets, in addition to his financial expertise in a range of industries, substantial risk management skills, and broad international business experience, make him well qualified to serve as a director.

Age: 65 Director since: 2015

Professional Experience:

•  Senior Advisor of CMC Materials, Inc. (2018)

•  Executive Vice President and Chief Financial Officer of CMC Materials, Inc. (2013—2018)

•  Vice President and Chief Financial Officer of CMC Materials, Inc. (2003—2013)

•  Executive Vice President and Chief Financial Officer of Budget Group, Inc. (2000—2003)

•  Various Management and Financial Positions held at BP Amoco (1984—2000)

Ye Jane Li

The Board believes that Ms. Li’s executive-level experience in a wide range of technology companies in market segments that CTS serves, and her background and experience in Asian markets, make her well qualified to serve as a director.

Age: 54 Director since: 2020

Professional Experience:

•  Strategic Advisor, Diversis Capital LLC (2013—Present)

•  Chief Operating Officer, Huawei Enterprise USA, Inc. (2012—2015)

•  General Manager, Huawei Symantec USA, Inc. (2010—2012)

Other Public Company Boards:

•  Director of Knowles Corporation (2018—Present); Member of the Audit Committee and the Governance and Nominating Committee

•  Director of Semtech Corporation (2016—Present); Member of the Compensation Committee

•  Director of PDF Solutions, Inc. (2021—Present)

8	CTS 2022 Proxy Statement

Proposal 1: Election of Directors

Kieran M. O’Sullivan

The Board believes that Mr. O’Sullivan’s more than twenty-eight years of leadership experience in operations, strategy, mergers and acquisitions, and general management in the manufacturing services, electronics and automotive business segments, make him well qualified to serve as a director.

Age: 60 Director since: 2013

Professional Experience:

•  Chairman, President and Chief Executive Officer of CTS Corporation (2013—Present)

•  Executive Vice President of Continental AG’s Global Infotainment & Connectivity Business (2006—2013)

Other Public Company Boards:

•  Director of LCI Industries (2015—Present); Chair of the Risk Committee; Member of the Audit Committee and the Corporate Governance, Nominating and Sustainability Committee

Robert A. Profusek

The Board believes that Mr. Profusek’s substantial experience in mergers and acquisitions, corporate governance and serving as a director of other publicly traded companies, make him well qualified to serve as a director.

Age: 72 Director since: 1998	Professional Experience: • Partner and Chair of the Global Mergers and Acquisitions Practice of Jones Day (1975—Present)

Other Public Company Boards:

•  Lead Independent Director of Valero Energy Corporation (2005—Present); Member of the Compensation Committee

•  Lead Independent Director of Kodiak Sciences, Inc. (2018—Present); Chair of the Nominating and Governance Committee and Member of the Compensation Committee

CTS 2022 Proxy Statement	9

Proposal 1: Election of Directors

Alfonso G. Zulueta

The Board believes that Mr. Zulueta’s broad global management experience, his exposure to a range of cultures, and his deep experience in medical markets, make him well qualified to serve as a director.

Age: 59 Director since: 2018

Professional Experience:

•  President of Lilly International (2017—2021)

•  Member of Executive Committee of Eli Lilly and Company (2014—2021)

•  Senior Vice President of Eli Lilly and Company (2011—2021)

•  President of Emerging Markets and various other roles with Eli Lilly and Company (1988—2014)

Other Public Company Boards: • Director of Syneos Health, Inc. (2022—Present)

Board Skills, Qualifications and Experience

Summary of Director Qualifications and Experience	Donna M. Costello	Gordon Hunter	William S. Johnson	Ye Jane Li	Kieran M. O’Sullivan	Robert A. Profusek	Alfonso G. Zulueta

Years Served on the Board	1	11	6	2	9	23	4

Leadership and Strategy	✓	✓	✓	✓	✓	✓	✓

Financial Expertise/Literacy	✓	✓	✓	✓	✓	✓	✓

Risk Management	✓	✓	✓	✓	✓	✓	✓

International Business	✓	✓	✓	✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓	✓	✓

Industry Experience		✓	✓	✓	✓	✓	✓

✓	Your Board recommends a vote FOR each of these director nominees.

10	CTS 2022 Proxy Statement

Committees of the Board of Directors

Committee Membership

Director	Audit Committee	Compensation Committee	Nominating, Governance and Sustainability Committee*	Technology and Transactions Committee

Donna M. Costello	C	✓

Gordon Hunter			✓	C

William S. Johnson	✓	C		✓

Ye Jane Li			✓	✓

Kieran M. O’Sullivan				✓

Robert A. Profusek		✓	C

Alfonso G. Zulueta	✓		✓

✓	Member C Chairman

*

In 2021, the Board changed the name of this Committee from the “Nominating and Governance Committee” to the “Nominating, Governance and Sustainability Committee” and updated its charter to reflect the Committee’s role in the oversight of the Company’s environmental, social and governance initiatives.

Audit Committee

The Audit Committee is a standing committee of the Board. Directors Costello, Johnson, and Zulueta are the current members of the Audit Committee and each is financially literate and meets the independence standards applicable to audit committee members under the NYSE Corporate Governance Listing Standards, as well as the CTS Corporation Corporate Governance Guidelines and the Audit Committee Charter. Ms. Costello is the Chair of the Audit Committee. Mr. Hunter served as a member of the Audit Committee from May 13, 2021 until February 10, 2022. The Board has determined that Ms. Costello, Mr. Johnson, and Mr. Zulueta each qualifies as an audit committee financial expert under the criteria set forth in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee held eight meetings in 2021. A copy of the Audit Committee Charter can be found in the governance section of the Company’s website at https://investors.ctscorp.com.

The Audit Committee is responsible for appointing the independent auditor, approving engagement fees and non-audit engagements, and reviewing the independence and quality of the independent auditor. The Audit Committee reviews audit plans, audit reports, systems of internal accounting controls, audit results, and recommendations of the independent auditor and the internal audit department. The Audit Committee also reviews and discusses with management CTS’ financial statements, earnings releases and earnings guidance. In addition, the Audit Committee reviews CTS’ annual enterprise risk assessment and cybersecurity controls as well as the Company’s compliance with public-company regulatory requirements and Code of Ethics.

3	committee members
8	meetings in 2021

CTS 2022 Proxy Statement	11

Committees of the Board of Directors

Compensation Committee

The Compensation Committee is a standing committee of the Board. Directors Costello, Johnson, and Profusek are the current members of the Compensation Committee and each is an independent director as defined by the NYSE Corporate Governance Listing Standards and the CTS Corporation Corporate Governance Guidelines. Mr. Johnson is the Chair of the Compensation Committee. Mr. Profusek served as Chair of the Compensation Committee from May 13, 2021 until February 10, 2022. The Compensation Committee held three meetings in 2021. A copy of the Compensation Committee Charter can be found in the governance section of the Company’s website at https://investors.ctscorp.com.

The Compensation Committee establishes executive compensation policies and reviews and approves senior executive compensation, as further described in the Compensation Discussion and Analysis section of this Proxy Statement. The Chief Executive Officer recommends the form and level of compensation for each named executive officer other than himself to the Compensation Committee. The Compensation Committee reviews and approves corporate goals and objectives relevant to the named executive officers, including the Chief Executive Officer, evaluates the Chief Executive Officer’s performance against those objectives, and makes recommendations to the

3	committee members
3	meetings in 2021

Board regarding the Chief Executive Officer’s compensation. The Compensation Committee does not delegate authority to perform any of the foregoing functions with respect to the compensation of any named executive officer. The Compensation Committee also administers the CTS Corporation 2018 Equity and Incentive Compensation Plan, including the annual equity awards thereunder and has delegated to management the oversight of those programs for participants who are not named executive officers. In addition, the Compensation Committee reviews director compensation annually and makes recommendations regarding director compensation to the Board for approval.

The Compensation Committee may, from time to time, direct senior functionaries of the Company’s human resources department to research specific issues and make recommendations to the Compensation Committee. In addition, the Compensation Committee directly engaged Compensation Strategies, Inc. (“Compensation Strategies”) as its compensation consultant. The Compensation Committee has assessed the independence of Compensation Strategies, as required under the NYSE Corporate Governance Listing Standards. The Compensation Committee has also considered and assessed all relevant factors, including those required by the Securities and Exchange Commission (“SEC”), that could give rise to a potential conflict of interest with respect to Compensation Strategies. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work performed by Compensation Strategies. For more information regarding the role of Compensation Strategies and our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation. Directors Patricia K. Collawn (who was a member of the Board until her departure on May 13, 2021), Costello, Hunter, Johnson, Profusek, and Zulueta each served on the Compensation Committee during 2021. During 2021, no executive officer of CTS served as a director of any other entity for which any CTS director was an executive officer.

12	CTS 2022 Proxy Statement

Committees of the Board of Directors

Nominating, Governance and Sustainability Committee

The Nominating, Governance and Sustainability Committee is a standing committee of the Board. Directors Hunter, Li, Profusek and Zulueta are the current members of the Nominating, Governance and Sustainability Committee and each is an independent director as defined by the NYSE Corporate Governance Listing Standards and the CTS Corporation Corporate Governance Guidelines. Mr. Profusek is the Chair of the Nominating, Governance and Sustainability Committee. Mr. Hunter served as Chair of the Nominating, Governance and Sustainability Committee from May 13, 2021 until February 10, 2022.

The Nominating, Governance and Sustainability Committee held three meetings in 2021. A copy of the Nominating, Governance and Sustainability Committee Charter can be found in the governance section of the Company’s website at https://investors.ctscorp.com.

The Nominating, Governance and Sustainability Committee reviews and makes recommendations to the Board concerning committee assignments and director nominees for election at the Annual Meeting of Shareholders and oversees director recruitment efforts. The Nominating, Governance and Sustainability Committee reviews and makes recommendations to the full Board regarding CTS officers for election and succession, including succession planning for the Chief Executive Officer. The Nominating, Governance and Sustainability Committee also updates and refines the CTS Corporation Corporate Governance Guidelines for the approval of the Board and makes recommendations on matters of corporate governance.

4	committee members
3	meetings in 2021

CTS does not have a formal policy concerning whether the Nominating, Governance and Sustainability Committee will consider director nominees submitted by shareholders. CTS did not receive any shareholder director nominees for election at the Annual Meeting. At this time, the Board does not believe a formal policy regarding shareholder director nominees is necessary since CTS’ Bylaws provide a process for nomination of directors and no shareholder nominations for director have been received in past years.

The Nominating, Governance and Sustainability Committee reviews with the Board, on an annual basis, the requisite skills and director characteristics of any new members as well as the composition of the Board as a whole. This review includes an assessment of whether each non-management director qualifies as independent and an assessment of the diversity, age, skills, and experience of the directors in the context of the needs of the Board. Although the Nominating, Governance and Sustainability Committee has not established any specific minimum criteria or qualifications that a candidate must possess, the Nominating, Governance and Sustainability Committee seeks a diverse selection of candidates who possess the experience necessary to make a valuable contribution to the Board. The Board does not have a formal diversity policy; it construes the notion of diversity broadly, considering differences in viewpoint, professional experience, education, skills, and other individual qualities, in addition to race, gender, national origin and other similar characteristics. The Board believes that its efforts to foster a diverse board have been effective; while all directors are skilled in business, a variety of points of view, educational backgrounds, and experiences are represented on the Board. The Nominating, Governance and Sustainability Committee may retain and pay search firms for the purpose of identifying and evaluating director candidates.

In 2021, the Board charged the Nominating, Governance and Sustainability Committee with responsibility for reviewing, evaluating and consulting with the Company regarding its environmental, social and governance policies and initiatives, and to advise the Board regarding such initiatives. The Nominating, Governance and Sustainability Committee receives regular reports from management on the Company’s environmental, social and governance policies and initiatives.

CTS 2022 Proxy Statement	13

Committees of the Board of Directors

Technology and Transactions Committee

The Technology and Transactions Committee reviews and makes recommendations to management regarding CTS’ technology strategy, new product development programs, and performance in the context of targeted market segments and strategic goals, as well as the Company’s organic development of technology and opportunities to acquire technology directly or through business acquisition or combination transactions. The Technology and Transactions Committee also reviews, on a preliminary basis, possible acquisitions, divestitures or other transactions identified by management for possible consideration by the Board, assesses existing and future trends and threats in technology that may impact the Company’s strategy, and reports activities of the Committee to the Board.

Directors Hunter, Johnson, Li and O’Sullivan are the current members of the Technology and Transactions Committee. Mr. Hunter serves as the Chair. The Technology and Transactions Committee held three meetings in 2021. A copy of the Technology and Transactions Committee Charter can be found in the governance section of the Company’s website at https://investors.ctscorp.com.

4	committee members
3	meetings in 2021

14	CTS 2022 Proxy Statement

Further Information Concerning the Board of Directors

Attendance

During 2021, the Board held five meetings and all of the directors attended at least 75% of the regular meetings of the Board and the standing committees of which they were then members, either in person, by telephone or by video conference. It is the policy of the Board that each director endeavor to attend each Annual Meeting of Shareholders, unless exigent circumstances arise. Each director standing for re-election at the 2021 Annual Meeting of Shareholders attended that meeting.

Director Independence

In addition to the NYSE Corporate Governance Listing Standards, the CTS Corporation Corporate Governance Guidelines govern the determination of whether a director is independent. A copy of the CTS Corporation Corporate Governance Guidelines can be found in the governance section of the Company’s website at https://investors.ctscorp.com.

The Board has determined that each non-management director that served in 2021 and each non-management director nominee is or was an independent director and has or had no material relationship with CTS, apart from his or her service as a director. For purposes of determining whether a director has a material relationship with CTS apart from his or her service as a director, the Board has determined that any transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K shall be deemed categorically immaterial.

The CTS Corporation Corporate Governance Guidelines provide that the Nominating, Governance and Sustainability Committee shall review any transaction that might be construed to disqualify a director as independent (including any transactions that are required to be reported under Item 404(a) of Regulation S-K) and, if appropriate, make a recommendation that the Board approve such transaction. The Board would then review and, if appropriate, approve such transaction. The Nominating, Governance and Sustainability Committee Charter further provides that the Nominating, Governance and Sustainability Committee shall review any potential director conflict of interest and recommend appropriate action to the Board.

Meetings of Non-Management Directors

It is the policy of the Board to hold an independent session excluding management directors at each regular Board meeting. In 2021, an independent session was held at each regular Board meeting. The Lead Independent Director of the Board presides over the independent sessions.

Board Leadership Structure

CTS does not have a policy as to whether the role of Chief Executive Officer and Chairman of the Board should be separate or combined, or whether the Chairman should be a management or non-management director. In the recent past, the Board has been structured with an independent or non-management director as Chairman and alternatively structured with a combined Chairman/Chief Executive or Executive Chairman and Chief Executive Officer. Currently, Mr. O’Sullivan serves as Chairman of the Board, President and Chief Executive Officer and Mr. Profusek serves as Lead Independent Director. Mr. O’Sullivan is the only CTS director who is not independent. He does not receive any additional compensation for his service on the Board.

The Lead Independent Director is the leader of the independent directors, and leads all sessions of independent directors, which normally occur at the end of each regular Board meeting. A full description of his duties is as follows:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Approve meeting agendas and schedules for the Board;

CTS 2022 Proxy Statement	15

Further Information Concerning the Board of Directors

•	Review key strategic initiatives presented to the Board;

•

Serve as a liaison between the Chairman and the independent directors. To that end, ensure personal availability for consultation and communication with independent directors and with the Chief Executive Officer, as appropriate;

•	Call special meetings of the independent directors, as the Lead Independent Director may deem to be appropriate;

•

Be available, at the request of major shareholders, for consultation and direct communication. Respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, consulting on such with the Chief Executive Officer or other directors as the Lead Independent Director may deem appropriate;

•	Act as a sounding board for the Chief Executive Officer and/or independent directors with respect to strategies, plans, organization, relationships, accountabilities, and other issues;

•	Between regularly scheduled Board meetings discuss with the Chief Executive Officer key corporate risks and current issues and plans for presentations on such to the full Board or its committees;

•	Lead the independent directors in appraising the Chief Executive Officer’s performance at least annually; and

•	Lead the directors in appraising the Board’s performance at least annually.

The General Counsel and Corporate Secretary’s Office provides support to the Lead Independent Director in fulfilling his role. The Lead Independent Director receives an annual retainer of $20,000 in addition to his ordinary director compensation, for the additional services the Lead Independent Director provides. The Board believes this leadership structure is effective, efficient, appropriate to CTS’ size and complexity, and represents a cost-effective allocation of responsibilities.

Contrasting with the cost and efficiency benefits is the desire to ensure that control over both management and corporate governance is not overly invested in one person. The Board is confident that, as currently constituted, it will provide ample counterbalance to a combined Chairman and Chief Executive Officer and that it continues to provide suitable independent oversight of management. The independent directors on the Board are all accomplished professionals possessing substantial business and business-related experience as described in this Proxy Statement. Additionally, most have served on the Board for a number of years. As discussed above, the independent directors meet in separate session excluding management at each regular meeting of the Board. Further, any director has the right to submit items to be heard at any Board meeting. Lastly, the independent directors outnumber the one non-independent director, the combined Chairman and Chief Executive Officer, by a large supermajority.

Board of Directors’ Role in Risk Oversight

As a part of its oversight function, the Board monitors how management operates the Company. Risk is an important part of deliberations at the Board and committee levels throughout the year. Committees consider risks associated with their particular areas of responsibility. The Board conducts periodic reviews of corporate risk management policies and procedures and annually reviews risk assessments prepared by management as a part of CTS’ enterprise risk management process. The enterprise risk management process evaluates CTS’ major risk exposures and the steps management has taken to monitor and mitigate these exposures. Therefore, the Board and its committees consider among other items, the relevant risks to CTS when granting authority to management and approving business strategies. The Board has utilized this risk management structure for a number of years. Although the Board retains the right to make changes in risk oversight responsibilities from time-to-time, the Board anticipates that the risk management responsibilities will continue in a substantially similar manner as described above, whether or not the Board’s leadership structure changes.

Director Education

The CTS Corporation Corporate Governance Guidelines encourage all directors to participate in director continuing education programs. CTS reimburses directors for attendance at such programs. In addition, management monitors and reports to the directors regarding significant corporate governance initiatives. The directors also receive a presentation on new developments in corporate governance at least annually.

16	CTS 2022 Proxy Statement

Further Information Concerning the Board of Directors

Stock Ownership Guidelines for Executives and Directors

The Board has adopted stock ownership guidelines that apply to directors and executives in order to increase the alignment of their interests with those of shareholders and promote enduring shareholder value. The guidelines are administered by the Compensation Committee, and as part of that process the Compensation Committee periodically reviews the guidelines and directors’ and named executive officers’ progress against the requirements of the guidelines and recommends to the Board any changes that may be appropriate. The stock ownership levels included in the guidelines for our Chief Executive Officer, other named executive officers and directors are as follows:

•	Chief Executive Officer: 5.5x annual base salary;

•	Chief Financial Officer: 3x annual base salary;

•	General Counsel, Corporate Secretary: 3x annual base salary; and

•	Directors: 5.5x annual retainer.

In each case, the share ownership guideline level will be recalculated whenever the Chief Executive Officer or other named executive officer receives an increase in base salary or, in the case of directors, whenever the directors’ annual retainer is increased. In calculating compliance with the guidelines, each named executive officer and director is credited with one share unit for (1) each share of the Company’s stock beneficially owned by such executive or director, including shares held in the Company’s 401(k) plan and shares of restricted stock; and (2) for each restricted stock unit, directors’ deferred common stock unit, and share subject to a stock option which such executive or director holds. Both vested and non-vested shares of restricted stock and restricted stock units are included in calculating the total share units. Unvested performance equity awards and shares subject to non-vested stock options are not included in the calculation. Each director and named executive officer has a period of six years from his or her initial election/appointment to attain the applicable share ownership level. The Compensation Committee or the Board, as applicable may, in its discretion, reduce future grants to any director or named executive officer who does not comply with the restrictions on dispositions of shares as set forth in the stock ownership guidelines. A copy of the stock ownership guidelines can be found in the governance section of the Company’s website at https://investors.ctscorp.com.

All directors and named executives officers to whom the stock ownership guidelines apply hold shares in excess of the minimum requirements with the exception of Mr. D’Angelo, who commenced employment with the Company in 2021, and Ms. Costello and Ms. Li, who joined the Board in 2021 and 2020, respectively.

Director Resignation Policy

The CTS Corporate Governance Guidelines designate the circumstances under which a director must offer his or her resignation to the Board in connection with a change of employment or a majority “against” or “withheld” vote by the shareholders. The Guidelines also require that a director tender his or her resignation effective as of the next occurring Annual Meeting of Shareholders after the date on which he or she reaches the age of 75. The Nominating, Governance and Sustainability Committee may recommend to the full Board that an exception be made to this policy. The Board will evaluate the best interest of CTS and its shareholders and may consider any factors it deems relevant in deciding whether to accept a director’s resignation.

Code of Ethics

CTS has adopted a Code of Ethics that applies to all CTS employees, including the principal executive officer, the principal financial officer, the principal accounting officer and/or controller, and all other executive officers and non-management directors. The Code of Ethics includes ethical standards concerning conflicts of interest and potential conflicts of interest. The Code of Ethics also includes the Company’s policies prohibiting workplace harassment and discrimination, compliance with anti-corruption, antitrust and trade laws, policy against insider trading and stock tipping and requirements addressing the accurate and timely reporting of the Company’s financial information.

The Company, through a third-party provider, maintains an Ethics and Compliance Hotline which may be used to report violations of the Code of Ethics and other misconduct. Reports can be made over the phone or through the third-party provider’s website. The Ethics and Compliance Hotline is available 24/7, permits anonymous reporting and supports reports in applicable local languages. The Company holds annual training sessions on the Code of Ethics and other compliance-related topics.

CTS 2022 Proxy Statement	17

Further Information Concerning the Board of Directors

The Audit Committee is responsible for reviewing compliance with the Code of Ethics and reviews any potential conflict of interest involving an executive officer. A copy of the Code of Ethics can be obtained free of charge from the Corporate Secretary upon request or found in the governance section of the Company’s website at https://investors.ctscorp.com.

Communications to Directors

Shareholders and other interested parties may address written communications to individual directors, including non-management directors, or to the Board, by writing to the Corporate Secretary at CTS’ executive offices located at 4925 Indiana Avenue, Lisle, Illinois 60532. All communications from shareholders must include the name and address of the shareholder as it appears on the record books of CTS and the name and address of the beneficial owner, if any, on whose behalf the communication is submitted. The Corporate Secretary will compile such communications and forward them to the directors on a periodic basis. However, the Corporate Secretary has authority to disregard any communication that is primarily an advertisement or solicitation or is threatening, obscene, or similarly inappropriate in nature. Communications that have been disregarded for these reasons may be reviewed by any non-management director upon request.

18	CTS 2022 Proxy Statement

Environmental, Social and Governance (ESG)

ESG Initiatives

At CTS, our mission is to enable an intelligent and seamless world. We continually strive to fulfill our mission by being instrumental in helping our customers and their products shape the future, including by designing highly-engineered components that make our customers’ products smarter with effective and efficient technologies that allow systems to sense, connect, and move. We also understand that we have a responsibility to help shape not only a smarter future—but one that is more sustainable for future generations—and that making sustainable business choices creates long-term value for the Company, our stakeholders, and the communities in which we do business.

While we have taken meaningful steps towards enhancing our sustainable business practices, we recognize we have more to do and we are committed to continuing to make progress on environmental, social and governance (“ESG”) initiatives in the future.

CTS 2022 Proxy Statement	19

Environmental, Social and Governance (ESG)

2021 Key Highlights

Key highlights of the Company’s ESG initiatives in 2021 including the following:

Environmental

✓  Developing a sustainability scorecard aligned with our primary industry, as identified by the Sustainable Accounting Standards Board (“SASB”), in particular, the Sustainable Industry Classification System® (SICS®): Resource Transformation Sector—Electrical and Electronic Equipment SASB Standard, to assist us in measuring these key metrics and to support our inaugural sustainability report which we expect to release to our employees, shareholders, and other stakeholders before we file our 2023 proxy statement.

✓  Enhancing our incident reporting and safety observation system.

✓  Developing and supplying sustainable and innovative products

✓  Supplying components used in non-invasive surgical devices (such as medical ultrasound) and vehicle safety systems (such as passive safety sensors).

✓  Securing funding from Eurostars for the development of lead-free piezoceramic material.

✓  Supplying applications used in electric vehicle platforms.

20	CTS 2022 Proxy Statement

Environmental, Social and Governance (ESG)

Social

Cares

✓	Continuing our legacy of community outreach and support through the launch of CTS CARES–our global program designed to support charitable giving and community involvement initiatives.

✓

Supporting the ongoing development of our employees by continuing our Situational Leadership Training, Advanced Leadership Program, and other training programs designed to provide employees with additional resources to advance their leadership skills and career goals.

✓	Recognizing our employees for achievements that demonstrate our core values through our “Values in Action” awards.

✓	Rewarding our employees for key innovations through our annual patent awards.

Governance

✓  Expanding the role of the Nominating and Governance Committee (now known as the Nominating, Governance and Sustainability Committee), to include assisting the Board in fulfilling its responsibility for oversight of our sustainability initiatives.

✓  Establishing the ESG Steering Committee, a cross- functional group comprised of representatives from legal, human resources, environmental, health and safety, internal audit, product management and operations, which has responsibility for spearheading our sustainability initiatives.

✓  Reinforcing our commitment to doing business ethically by training our employees on the requirements of our Code of Ethics and other compliance-related topics.

✓  Developing a board comprised of directors who reflect a diverse set of skills, backgrounds, perspectives, and experiences, more than 40% of whom are women and/or racially/ethnically diverse.

CTS 2022 Proxy Statement	21

Stock Ownership Information

Five Percent Owners of CTS Common Stock

The table below lists information about the persons known by CTS to beneficially own at least 5% of the outstanding shares of CTS common stock as of December 31, 2021. There were 32,178,715 shares of CTS common stock issued and outstanding as of December 31, 2021. The shareholding information below is derived solely from the most recent Schedules 13F or 13G, and amendments thereto, filed with the SEC and the percentage ownership is based on the number of shares outstanding as reported herein and may vary from the percentage reported in the applicable Schedules 13F or 13G.

Name and Address	Number of Shares		Percent of Class

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,173,881	(1)	16.08%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,071,053	(2)	9.54%

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,152,714	(3)	6.69%

GAMCO Investors, Inc., et al. One Corporate Center Rye, New York 10581	2,147,933	(4)	6.68%

Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	1,610,500	(5)	5.00%

(1)	As reported on Schedule 13G filed with the SEC on January 26, 2022.

(2)	As reported on Schedule 13G/A filed with the SEC on February 14, 2022.

(3)	As reported on Schedule 13G/A filed with the SEC on February 9, 2022.

(4)	As reported on the Schedule 13Fs filed with the SEC on February 11, 2022.

(5)	As reported on Schedule 13G/A filed with the SEC on February 14, 2022.

22	CTS 2022 Proxy Statement

Stock Ownership Information

Directors’ and Officers’ Stock Ownership

The following table shows the number of shares of CTS common stock each named executive officer, director, and director nominee beneficially owned as of March 14, 2022 (the “Record Date”), including shares of CTS common stock covered by restricted stock units exercisable within 60 days of March 14, 2022. Please note that, as reported in this table, beneficial ownership includes those shares of CTS common stock a director or officer has the power to vote or transfer, as well as shares of CTS common stock owned by immediate family members that reside in the same household with the director or officer.

Name	Beneficially Owned Shares(1)	Options Exercisable Within 60 Days	Shares Held in 401(k)	Directors’ Deferred Common Stock Units (2)	Total(3)		% of Shares Outstanding(4)

Ashish Agrawal	76,835	—	—	—	76,835	*	—

Donna M. Costello	3,300	—	—	—	3,300	*	—

Scott L. D’Angelo	403	—	—	—	403	*	—

Gordon Hunter	50,700	—	—	—	50,700	*	—

William S. Johnson	30,500	—	—	—	30,500	*	—

Ye Jane Li	8,200	—	—	—	8,200	*	—

Kieran M. O’Sullivan	362,436	—	—	—	362,436		1.13%

Robert A. Profusek(5)	85,542	—	—	4,722	90,264	*	—

Alfonso G. Zulueta	19,713	—	—	—	19,713	*	—

All Current Directors and Officers as a Group	637,629	—	—	4,722	642,351		2.0%

*	Represents less than 1% of the outstanding shares of CTS common stock.

(1)	Includes shares of CTS common stock which will vest within 60 days of March 14, 2022.

(2)	Includes restricted stock units (each an “RSU”) that are distributable upon the director’s separation from service and convert on a one-to-one basis to shares of CTS common stock upon distribution.

(3)	No director or executive officer has pledged his or her shares of CTS common stock.

(4)	Based on 32,132,367 shares of CTS common stock outstanding as of the Record Date.

(5)	Excludes 1,800 shares held by Mr. Profusek’s spouse. Mr. Profusek disclaims any beneficial interest with respect to these shares.

CTS 2022 Proxy Statement	23

Proposal 2: Approval, on an Advisory Basis, of the Compensation of CTS’ Named Executive Officers

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), our Board of Directors is submitting a proposal asking shareholders to cast an advisory shareholder vote approving the compensation of CTS’ named executive officers (commonly referred to as a “Say-on-Pay” vote). The Compensation Discussion and Analysis section of this Proxy Statement describes CTS’ executive compensation program and the compensation decisions made by the Compensation Committee and the Board in 2021 with respect to our named executive officers. We currently hold a Say-on-Pay vote on an annual basis. Our next Say-on-Pay vote is expected to be held at the 2023 Annual Meeting of Shareholders.

CTS’ executive compensation program is designed to attract, retain, and motivate high quality executive talent, to provide executives with strong incentives to maximize CTS’ performance, and to align executives’ interests with those of our shareholders. For these reasons, the Board is asking shareholders to vote FOR the following resolution:

“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the CTS 2022 Proxy Statement, is hereby approved.”

While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and expect to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

✓	Your Board recommends a vote FOR the advisory approval of CTS’ named executive officer compensation.

24	CTS 2022 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides details about CTS’ compensation practices for its named executive officers. The information provided in this section should be read together with the tables and narratives that accompany the information presented.

The following executive officers are CTS’ named executive officers for 2021, as that term is defined by the SEC:

Executive Summary

Executive Compensation Goals. CTS’ executive compensation program is designed to attract, retain, and motivate high-quality executive talent, to provide executives with strong incentives to maximize CTS’ performance, and to align executives’ interests with those of our shareholders. Our executive compensation structure consists of base salary, annual cash incentives, performance-based equity compensation, service-based equity compensation, health and welfare benefits, retirement benefits and limited perquisites. CTS believes that our executive compensation program provides the best means of attracting, retaining, and motivating executives with the skills and experience necessary to achieve our business goals and maximize shareholder value. CTS has remained committed to its fundamental compensation structure and philosophy over a period of many years, including during the current COVID-19 pandemic and other recent periods of economic volatility.

Recent Governance Activity. We hold “Say-on-Pay” votes every year. At our 2021 Annual Meeting of Shareholders, we received over 97% approval, based on the total votes cast, for our advisory “Say-on-Pay” proposal to approve the compensation of our named executive officers. The Compensation Committee believes the voting results demonstrate significant continuing support for our overall executive pay program. After reviewing the 2021 Say-on-Pay vote results, the Compensation Committee did not make any changes as a direct result of the vote and decided to continue to apply the same general philosophy, compensation objectives, and governing principles that it used in 2020 regarding named executive officer compensation decisions and policies. The Compensation Committee remains dedicated to aligning executive pay with Company performance both in the existing executive pay programs and the governance environment surrounding the overall program.

Mr. Kieran M. O’Sullivan, Chairman, President and Chief Executive Officer
Mr. Ashish Agrawal, Vice President and Chief Financial Officer
Mr. Scott L. D’Angelo, Vice President, General Counsel and Secretary
CTS had no other executive officers during 2021.
Inside This CD&A
Executive Summary	25
Compensation Objectives	26
Competitive Market Pay Information	27
How 2021 Named Executive Officer Compensation was Determined	28
Elements of 2021 Named Executive Officer Compensation	28
Agreements and Arrangements with Named Executive Officers	34
Stock Ownership Guidelines	34
CTS Securities Hedging/Pledging Policy	34

CTS 2022 Proxy Statement	25

Compensation Discussion and Analysis

2021 Performance. The Company delivered strong growth across all end markets in 2021 despite a challenging macroeconomic environment, and further advanced its diversification strategy. Sales increased 21% to $512.9 million in 2021. GAAP earnings (loss) per diluted share were ($1.30) in 2021 compared to $1.06 in 2020. The 2021 net loss was impacted by non-cash charges of $96.6 million, net of taxes related to the termination of the Company’s U.S. pension plan. Adjusted earnings per diluted share, which is used as a target for compensation as described below, was $1.93 in 2021, up 72% from $1.12 in 2020. Cash flow from operations, which is also used as a target for compensation as described below, was $86.1 million in 2021 versus $76.8 million in 2020. For more information on the Company’s 2021 performance, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. A reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure is included in the Appendix to this Proxy Statement.

Implications of 2021 Results for Compensation. For the 2021 Management Incentive Plan (also sometimes referred to in this Proxy Statement as the “MIP”), which is our annual performance-based cash incentive plan, our named executive officers were each granted award opportunities based on the following weighted quantitative financial performance metrics: 60% on the Company’s adjusted fully diluted net earnings per share (“Adjusted EPS”); 30% on sales; and 10% on controllable working capital as a percentage of sales. As described more fully in the section below titled “How 2021 MIP Awards Were Calculated,” the Company’s performance in 2021 exceeded the target metrics for Adjusted EPS and sales, but did not meet the target metric for controllable working capital as a percentage of sales. As a result of the Company’s performance in 2021 based on these metrics, Messrs. O’Sullivan, Agrawal and D’Angelo received 2021 MIP payments of $1,364,400, $448,695 and $292,256, respectively, in 2022.

The Compensation Committee determined the payout under the 2019-2021 Performance Restricted Stock Unit Plan, which is the three-year performance-based equity award program established under the CTS Corporation 2018 Equity and Incentive Compensation Plan. This program measures the Company’s performance over a three-year performance period based on the following weighted criteria: 35% on relative total stockholder return (“RTSR”); 35% on sales growth; and 30% on operating cash flow. As a result of the Company’s three-year performance based on these metrics, Messrs. O’Sullivan and Agrawal received payouts of 24,528 and 9,754 shares, respectively, in 2022. Mr. D’Angelo commenced employment with CTS on February 8, 2021, and did not receive an award opportunity under the 2019-2021 Performance Restricted Stock Unit Plan. Awards under the 2019-2021 Performance Restricted Stock Unit Plan were settled in 2022 and were reported in the participating named executive officer’s compensation for 2019, the year in which they were granted.

Compensation Objectives

CTS designs its named executive officer compensation program to achieve three main objectives:

•	Offer competitive compensation;

•	Link compensation to performance; and

•	Align compensation with shareholder interests.

Additionally, the elements of total compensation are designed to reward the named executive officers for: (1) their core competencies, skills, experience, and contributions to CTS (in the form of base salary, retirement benefits, health and welfare benefits and limited perquisites); (2) achievement of annual corporate goals (in the form of annual performance-based cash incentives); and (3) achievement of long-term objectives that are beneficial to CTS and its shareholders (in the form of performance-based and service-based equity awards). The first compensation element helps CTS offer competitive compensation, while the second and third compensation elements help CTS link compensation to performance and align compensation with shareholder interests. Decisions on specific elements of compensation do not generally affect the Compensation Committee’s decisions regarding the other elements of compensation except to the extent that these categories of compensation are structured to provide a substantial portion of total compensation that is based on performance and at risk each year.

26	CTS 2022 Proxy Statement

Compensation Discussion and Analysis

Competitive Market Pay Information

CTS initially designed its executive compensation program to be competitive with similarly situated companies with whom we compete for executive talent, and the Compensation Committee references in particular total compensation at the fiftieth percentile of the compensation for similar positions at similarly situated companies based on market survey data provided by Compensation Strategies, the Compensation Committee’s independent compensation consultant (discussed in more detail below). While the Compensation Committee considers this comparative compensation information to gain a general understanding of current median pay practices in our markets, this consideration provides only an initial, general guideline for CTS’ compensation decisions, rather than a fixed rule or final determining factor. By initially referencing median compensation levels for its named executive officers, CTS believes it strikes the right balance between motivating named executive officers with market competitive factors and providing the compensation necessary to recruit and retain top executive talent. Individual compensation opportunities vary based on other factors, such as tenure with CTS, individual performance and level of leadership responsibility with CTS.

What We Pay and Why

Elements of Total Compensation	Purpose

• Base Salary • Retirement Benefits • Health and Welfare Benefits • Limited Perquisites	• Fixed cash and other customary compensation to attract and retain high-quality executive talent.

• Annual Performance-Based Cash Incentives	• At-risk, variable incentive compensation to promote the achievement of specific financial and operational performance objectives.

• Performance-Based Equity Awards	• At-risk, variable incentive compensation to promote the achievement of specific goals. • Align executives’ interests with shareholder interests.

• Service-Based Equity Awards	• Fixed equity awards for long-term retention of executive talent. • Align executives’ interests with shareholder interests.

CTS does not use a specific formula for allocating total compensation between current and long-term compensation or between cash and non-cash compensation. The amount allocated to each element of compensation generally is determined in part by reference to allocation percentages in Compensation Strategies’ market survey data for comparable positions, based on the analysis described below. Additionally, relevant factors such as an executive’s specific level of experience, responsibilities, demonstrated performance, length of service with the Company, achievement of individual and corporate goals, risk, and retention considerations also may affect compensation structure for a particular named executive officer.

Our named executive officers have a substantial percentage of their total compensation opportunities based on at-risk, variable elements of compensation. CTS believes that this practice is appropriate because CTS’ named executive officers have the greatest ability to drive performance and, therefore, should have the most to gain or lose in terms of compensation opportunities based on performance. It is possible for CTS’ named executive officers to earn above-market compensation in any year, but they may earn below-market compensation as well, depending on individual and Company performance for that year.

CTS believes that named executive officers will consider the impact of decisions in both the short term and long term and will exercise careful judgment, so that while attempting to enhance shareholder value they will not take actions that pose unnecessary risk to the overall long-term well-being of the Company. As a result, CTS has determined that, for the named executive officers and for all of its other employees, CTS’ compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on CTS.

CTS 2022 Proxy Statement	27

Compensation Discussion and Analysis

The amount of total compensation realized or potentially realizable from prior compensation awards does not directly influence the level of compensation paid in the current year or future pay opportunities.

How 2021 Named Executive Officer Compensation was Determined

Mr. O’Sullivan recommended a total 2021 compensation package to the Compensation Committee for Mr. Agrawal considering, among other factors, Mr. Agrawal’s individual performance and responsibilities, and data provided by Compensation Strategies, with particular reference to total compensation opportunities at the fiftieth percentile of similarly situated executives based upon the peer group of companies identified in the section below describing the 2019-2021 Performance Restricted Stock Unit Plan. Mr. O’Sullivan recommended a total 2021 compensation package to the Compensation Committee for Mr. D’Angelo considering, among other factors, Mr. D’Angelo’s level of experience and a general review and sense of the competitive market for similar positions.

At its February 2021 meeting, the Compensation Committee reviewed the data provided by Compensation Strategies and considered the recommendations of Mr. O’Sullivan, ultimately deciding on a total compensation package for Messrs. O’Sullivan, Agrawal and D’Angelo. For Messrs. Agrawal and D’Angelo, total compensation packages for the year were finalized when approved by the Compensation Committee. The Compensation Committee also reviewed information provided by Compensation Strategies based on the same peer group of companies as described above to assess and recommend a total compensation package for Mr. O’Sullivan to the Board, which was discussed and approved by the Board in independent session at its February 2021 meeting.

Elements of 2021 Named Executive Officer Compensation

Base Salary. Base salary is included as an element of total compensation to ensure that each named executive officer receives a base level of cash compensation and is rewarded for service to the Company. A sufficient base salary also helps to ensure that named executive officers do not become unduly focused on achievement of shorter-term incentive awards that may be to the detriment of the overall long-term health of CTS.

The base salaries for the named executive officers that were set in February 2021 (effective in April 2021 for Messrs. O’Sullivan and Agrawal, and effective upon hire for Mr. D’Angelo) were as follows: Mr. O’Sullivan, $758,000; Mr. Agrawal, $383,500; and Mr. D’Angelo, $325,000. These base salary levels reflected no change to Mr. O’Sullivan’s base salary and an increase for Mr. Agrawal of 4%. Mr. Agrawal’s salary was increased in recognition of his performance in 2020 and the fact that he did not receive an increase in his base salary in 2020. Mr. D’Angelo commenced employment with CTS on February 8, 2021, thus the amount noted reflects his starting base salary which was determined in part based on a general review and sense of the competitive market. The base salary levels described in this paragraph are not directly comparable to the amounts listed in the “Salary” column for 2021 in the 2021 Summary Compensation Table because the 2021 Summary Compensation Table discloses actual base salary earned during the applicable fiscal year rather than any particular base salary rate.

Annual Management Incentive Plan. The Management Incentive Plan provides for annual cash payments to named executive officers based on achievement of certain quantitative financial performance goals. A named executive officer’s ultimate award is determined under a formula that provides for payment of zero to 200% of a target award based on CTS’ actual performance versus the established quantitative financial performance goals. In addition, the Compensation Committee reserves the right to adjust awards guided by the named executive officer’s actual performance or the effects of unusual conditions, factors or events.

In February 2021, the Compensation Committee established a target award opportunity as a percentage of base salary and quantitative financial performance goals for each named executive officer. In setting target award opportunities, the Compensation Committee took into consideration the median percentile target awards in the Compensation Strategies’ reports described above, and the individual performance and responsibilities of each named executive officer, as well as internal parity. No changes were made to the target award opportunities of Messrs. O’Sullivan and Agrawal for 2021. Mr. D’Angelo’s target award opportunity was initially established when he joined CTS in February 2021, and his base salary rate was prorated to correspond to his start date for purposes of calculating his target MIP award opportunity.

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Compensation Discussion and Analysis

The quantitative financial performance goals were based on CTS’ established business plan for 2021. Each year, the Board reviews a business plan prepared by members of management that includes projections for revenues, earnings, key balance sheet metrics, and cash flow. The Compensation Committee generally may use any of the metrics set out in the business plan to establish the quantitative financial performance goals for the annual MIP.

In 2021, the Compensation Committee set quantitative financial performance goals for participants who are named executive officers using targets for Adjusted EPS, CTS’ annual sales and controllable working capital as a percentage of sales. Adjusted EPS was selected as a metric because it takes into consideration overall financial performance and provides a quantitative measurement from which CTS is able to assess the performance of its named executive officers. Sales was chosen as a metric because it places an emphasis on CTS’ annual sales growth goals. Controllable working capital as a percentage of sales was chosen as a metric because it is an objective measure of the efficiency with which CTS manages its short-term capital needs. The targets for the Adjusted EPS, sales and controllable working capital metrics are described in the section below titled “How 2021 MIP Awards Were Calculated”. As shown in that section, the Compensation Committee set the performance levels for each metric and established a minimum performance level that had to be reached before MIP awards were paid with respect to that metric. The MIP also includes a minimum threshold for Adjusted EPS that must be met for any portion of the MIP award to pay out. Failure to reach the MIP’s minimum threshold for Adjusted EPS results in no payment for the entire MIP award.

Adjusted EPS is calculated by using the Company’s fully diluted net earnings (or losses) per share as reported in the Company’s consolidated statement of earnings for the applicable fiscal year, which, for purposes of the MIP, may be adjusted for unusual conditions, factors or events as determined by the Compensation Committee. Sales are calculated using the net sales as reported in the Company’s audited financial statements for the applicable fiscal year, which, for purposes of the MIP, may be adjusted for unusual conditions, factors or events as determined by the Compensation Committee. Controllable working capital as a percentage of sales is derived by dividing accounts receivable plus inventory minus accounts payable by annualized quarterly sales, adjusted to exclude temporary inventory, safety stock during plant transition and supplier transition in excess of $1 million. The controllable working capital metric is calculated on a quarterly basis using an annualized sales figure, and the overall annual calculation is determined by computing the simple average of the four quarterly measurements for the applicable fiscal year. Although, as noted above, the Compensation Committee may adjust the Adjusted EPS and sales metrics to account for unusual conditions, factors or events, no such adjustments were made by the Compensation Committee when calculating and approving the awards under the 2021 MIP.

Determination of Actual MIP Awards. Actual MIP award payments are based on a formula and can vary from zero to 200% of the target award opportunity based on achievement of the quantitative financial performance goals. If actual performance fails to meet the minimum or required threshold for a quantitative financial goal, the payout under the MIP for that goal is zero. On the upside, payout increases linearly up to 200% as performance exceeds the threshold performance goals. If actual performance equals the minimum or required threshold for a quantitative financial goal, the payout under the MIP for that goal is 50% of the target award opportunity, and if actual performance equals the target quantitative financial goal, the payout under the MIP for that goal is 100% of the target award opportunity. The maximum payout under the MIP is 200% even if the Company’s performance exceeds that level. The Company uses straight line mathematical interpolation to calculate results between the minimum threshold and target and target and the maximum level. One consequence of this cliff threshold and payout performance formula is that a named executive officer’s risk of receiving no award is greater than the named executive officer’s opportunity to obtain an award that is substantially above target. Another consequence is that payouts above target represent a fraction of the expected return to the Company from “better than plan” performance. Since payments are capped, a named executive officer cannot increase MIP awards beyond a fixed amount, counterbalancing the incentive to pursue outsized short-term rewards at the expense of the long-term health of the Company. While actual awards will vary above and below target from year to year, CTS expects that over a period of several years, payouts under the MIP will average about 100% of target. Over the past five years, payouts under the MIP based on corporate metrics averaged 100.6% of target.

How 2021 MIP Awards Were Calculated. For CTS’ named executive officers, performance measurements were weighted 60% for the Adjusted EPS goal, 30% for the sales goal, and 10% for the controllable working capital goal. The target award opportunities, which were based on base salary and unchanged from the prior year for Messrs. O’Sullivan and Agrawal, were 100% and 65%, respectively. The target award opportunity for Mr. D’Angelo was 55% of base salary, and was established in connection with his commencement of employment in February 2021. For purposes of the 2021 MIP, base salary is generally the named executive officer’s annual base salary level in effect on the last day of the calendar year. These target award opportunities were derived in part from the data obtained from the Compensation Strategies report and in part by the

CTS 2022 Proxy Statement	29

Compensation Discussion and Analysis

Compensation Committee’s judgment on internal equity of the positions, their relative value to CTS, and the desire to maintain a consistent annual target award incentive for named executive officers of CTS.

For 2021, the minimum threshold for the Adjusted EPS metric was $1.00, the target was $1.35 and the maximum was $1.60. The minimum threshold for Company sales was $400 million, the target was $450 million and the maximum was $490 million. The minimum threshold for controllable working capital as a percentage of sales was 14.3%, the target was 13.0% and the maximum was 11.7%. Actual results are shown in the table below.

	2021 Management Incentive Plan Performance Goals at Target						2021 Management Incentive Plan Performance Results
	2021 End of Year Base Salary Rate ($)	2021 Annual Target Award (% of Base Salary)	Adjusted EPS ($)	Sales (000s) ($)	Controllable Working Capital as a Percentage of Annual Sales (%)	MIP Awards at Target ($)	Adjusted EPS ($)	Sales (000s) ($)	Controllable Working Capital as a Percentage of Annual Sales (%)	2021 Annual Incentive Earned (%)	2021 Annual Incentive Earned ($)

Kieran M. O’Sullivan	758,000	100	1.35	450,000	13.0	758,000	1.93	512,925	15.3	180	1,364,400

Ashish Agrawal	383,500	65	1.35	450,000	13.0	249,275	1.93	512,925	15.3	180	448,695

Scott L. D’Angelo(1)	325,000	55	1.35	450,000	13.0	162,364	1.93	512,925	15.3	180	292,256

(1)	Mr. D’Angelo’s year-end base salary rate was prorated, for purposes of calculating his MIP target award and payout to be $295,208 based on his period of service during 2021.

Performance-Based Equity Compensation. Named executive officers may earn RSUs based upon, and thus are rewarded for, achievement of financial objectives that CTS believes are beneficial to the Company and its shareholders, or based upon CTS’ overall performance relative to peers over a longer term.

2019-2021 Performance Restricted Stock Unit Plan. In February 2019, the Compensation Committee established the 2019-2021 Performance Restricted Stock Unit Plan. Depending upon CTS’ achievement of sales growth, operating cash flow, and CTS’ RTSR compared to the peer group of companies described below over a three-year performance period (through December 31, 2021), a participating named executive officer was eligible to earn an RSU award of zero to 200% of a target award opportunity established for the applicable position. The Compensation Committee selected a three-year performance measurement period to encourage sustained performance beneficial to shareholders over more than just an annual period.

The Compensation Committee selected RTSR as a performance goal because it is a meaningful measure of CTS’ overall relative performance in comparison to its designated peers. RTSR is a comparison of the total stockholder return of the Company during the three-year measurement period, relative to the total stockholder return of a designated peer group of companies (as described below) over that same period (including aggregated dividends and adjusted for stock splits over the period). Three-year sales growth was selected to reinforce senior management’s focus on increasing sales over the long-term. Sales growth is determined by calculating the change in the Company’s net sales set forth in its consolidated statement of earnings as of the end of the fiscal year immediately preceding the first year of the three-year measurement period as against the net sales set forth in its consolidated statement of earnings as of the end of the last fiscal year of the three-year measurement period. Three-year operating cash flow was selected to focus management’s attention on operational efficiency. Operating cash flow is the sum of the Company’s operating cash flow calculated in accordance with GAAP for each year of the three-year measurement period.

For the 2019-2021 Performance Restricted Stock Unit Plan, awards are weighted 35% for achievement of the RTSR metric, 35% for achievement of the sales growth metric and 30% for achievement of the operating cash flow metric.

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Compensation Discussion and Analysis

The Compensation Committee also determined the various performance levels that had to be achieved in order to earn an award under the 2019-2021 Performance Restricted Stock Unit Plan which are shown in the graphs below.

Payouts with respect to each metric are interpolated between the established levels set forth in the graphs above. However, there is no interpolation for performance below the applicable threshold levels. Awards are settled on the basis of one share of CTS common stock for each earned RSU on the settlement date.

The 2019-2021 Performance Restricted Stock Unit Plan utilized a peer group initially consisting of the companies identified below whose total stockholder return performance is compared to CTS’ performance over the three-year performance period for the RTSR measurement. A peer company may be removed from the list if it is delisted from its exchange or ceases to exist as a business entity for certain reasons not involving poor performance. If a peer company is acquired, merged or otherwise assumed by another business entity and the resulting entity is substantially the same in size and nature of business, then it will remain in the peer group; otherwise, the peer company may be removed from the peer group.

AVX Corporation	Haynes International, Inc.	Methode Electronics, Inc.

CMC Materials, Inc.	II-VI, Inc.	MTS Systems Corporation

Dorman Products, Inc.	KEMET Corporation	Rogers Corp.

Electro Scientific Industries, Inc.	Littelfuse, Inc.	Silicon Laboratories, Inc.

Fabrinet	Materion Corp.	Stoneridge, Inc.

Gentex Corporation	Maxwell Technologies, Inc.	Strattec Security Corporation

Gentherm, Inc.	Mercury Systems, Inc.	Vishay Precision Group, Inc.

CTS 2022 Proxy Statement	31

Compensation Discussion and Analysis

Following the grant of the 2019-2021 Performance Restricted Stock Unit Plan awards, AVX Corporation, Electro Scientific Industries, Inc., KEMET Corporation, Maxwell Technologies, Inc., MTS Systems Corporation, CMC Materials, Inc. and Rogers Corporation were removed from the peer group due, in each case, to their acquisition (or proposed acquisition) by other companies.

Participants must remain continuously employed by CTS through the end of the three-year performance period to receive an award payout, subject to limited exceptions. The Compensation Committee can, in its discretion, adjust a participant’s payout of an award after consideration of other factors, including overall CTS performance and the individual participant’s contribution to CTS performance. The Compensation Committee can also adjust a payout of an award in its discretion to prevent the enlargement or dilution of the award because of extraordinary events or circumstances as determined by the Compensation Committee; however, no such adjustments were made by the Compensation Committee when calculating and approving the payouts under the 2019-2021 Performance Restricted Stock Unit Plan.

The Company achieved the following results against the performance metrics of the 2019-2021 Performance Restricted Stock Unit Plan during the three-year performance period:

The target RSU award opportunities for Messrs. O’Sullivan and Agrawal were 27,782 and 11,048, respectively. As a result of the Company’s three-year performance based on these metrics, Messrs. O’Sullivan and Agrawal received the following awards of shares under the 2019-2021 Performance Restricted Stock Unit Plan:

	Award at Target	Actual Results as % of Target	Payout (#)

Kieran M. O’Sullivan	27,782	88.3%	24,528

Ashish Agrawal	11,048	88.3%	9,754

Awards under the 2019-2021 Performance Restricted Stock Unit Plan were paid in 2022 and were reported in the participating named executive officer’s compensation when granted in 2019. Mr. D’Angelo commenced employment with CTS on February 8, 2021, and did not receive an award opportunity under the 2019-2021 Performance Restricted Stock Unit Plan.

Succession Planning Performance Restricted Stock Unit Plan. In February 2019, the Compensation Committee recommended, and the Board approved (other than Mr. O’Sullivan, who abstained in discussions and votes related to this plan), the establishment of a supplemental Performance Restricted Stock Unit Plan for Mr. O’Sullivan pursuant to the Company’s 2018 Equity and Incentive Compensation Plan (the “Succession Planning Performance RSU Plan”). Under the Succession Planning Performance RSU Plan, the Company established a target award opportunity for Mr. O’Sullivan of 6,945 RSUs subject to his achievement of the following succession planning goals (by the dates indicated) over a three-year performance period (through December 31, 2021): (1) development of a CEO profile for the future state of the Company and an assessment tool to evaluate internal talent against such profile by May 2019; (2) assessment of progress towards the identification of two internal successors by November 2019; and (3) identification by Mr. O’Sullivan, with approval by the Board, of two internal successors who are within three to four years of being ready to be successor CEO of the Company and the establishment of individual development plans for each such successor. Depending upon Mr. O’Sullivan’s level of achievement of the foregoing succession planning goals, as subjectively determined by the Compensation Committee and the Board, he was eligible to earn an award of zero to 200% of the target award opportunity established under the Succession Planning Performance RSU Plan. After considering Mr. O’Sullivan’s level of achievement, the Compensation Committee recommended, and the Board approved (other than Mr. O’Sullivan, who abstained in discussions and votes related to this plan), an award at the level of 150% of the target award opportunity, equating to 10,418 shares.

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Compensation Discussion and Analysis

Other Three-year Performance Restricted Stock Unit Plans. In each of February 2020 and 2021, the Compensation Committee established a new three-year performance-based equity compensation program for the 2020-2022 and 2021-2023 periods respectively. The 2020-2022 Performance Restricted Stock Unit Plan has the same metrics as the 2019-2021 Performance Restricted Stock Unit Plan described above but applies different weightings (25% for RTSR, 40% for sales growth, and 35% for operating cash flow) and goal levels. The 2020-2022 Performance Restricted Stock Unit Plan includes the following initial peer group of companies for purposes of the RTSR calculation:

AVX Corporation	II-VI, Inc.	Rogers Corp.

CMC Materials, Inc.	KEMET Corporation	Silicon Laboratories, Inc.

Dorman Products, Inc.	Littelfuse, Inc.	Stoneridge, Inc.

Fabrinet	Materion Corp.	Strattec Security Corporation

Gentex Corporation	Mercury Systems, Inc.	Vishay Precision Group, Inc.

Gentherm, Inc.	Methode Electronics, Inc.

Haynes International, Inc.	MTS Systems Corporation

The 2021-2023 Performance Restricted Stock Unit Plan has the same metrics and weightings as the 2020-2022 plan but has different goal levels. The 2021-2023 Performance Restricted Stock Unit Plan includes the following initial peer group of companies for purposes of the RTSR calculation:

AVX Corporation	Haynes International, Inc.	MTS Systems Corporation

CMC Materials, Inc.	II-VI, Inc.	Rogers Corp.

Dorman Products, Inc.	Littelfuse, Inc.	Silicon Laboratories, Inc.

Fabrinet	Materion Corp.	Stoneridge, Inc.

Gentex Corporation	Mercury Systems, Inc.	Strattec Security Corporation

Gentherm, Inc.	Methode Electronics, Inc.	Vishay Precision Group, Inc.

Grants made to named executive officers under each year’s plan are reported as compensation in our Summary Compensation Table at grant date fair value for the year the grant is made. Mr. D’Angelo did not receive awards under the 2019-2021 Performance Restricted Stock Unit Plan or the 2020-2022 Performance Restricted Stock Unit Plan because he did not commence employment with CTS until February 2021.

We do not disclose the specific, forward-looking goals that we established for the 2020-2022 and 2021-2023 Performance Restricted Stock Unit Plans in this Proxy Statement because (1) these goals relate to executive compensation to be earned and/or paid in future years and do not affect a fair understanding of the named executive officers’ compensation for 2021 and (2) we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we intend to disclose such goals in future proxy statements once the applicable performance periods have ended as part of our discussion and analysis about the amounts earned by the named executive officers under these awards. In setting the applicable target levels, the Compensation Committee considered how achievement of the performance goals could be impacted by events expected to occur in the coming years. We believe that the threshold goals have been established at levels that should be appropriately difficult to attain, and that the target goals will require considerable and increasing collective effort on the part of our employees, including our named executive officers, to achieve. Achievement of the maximum goals under such plans is considered to be a stretch given current market conditions.

The Compensation Committee established a target award opportunity for each participating named executive officer in the form of a specific number of RSUs for each three-year performance plan based on the compensation metrics described above while accounting for changes in grant date share value. The target RSU award opportunities under the 2020-2022 Performance Restricted Stock Unit Plan are: Mr. O’Sullivan, 33,326 and Mr. Agrawal, 10,557; and under the 2021-2023 Performance Restricted Stock Unit Plan are: Mr. O’Sullivan, 32,950; Mr. Agrawal, 10,403; and Mr. D’Angelo 3,600.

Service-Based Equity Compensation. CTS believes that stock ownership and equity-based compensation are valuable tools for motivating employees to improve, and rewarding them for improvements in, CTS’ long-term performance. In February 2021, the

CTS 2022 Proxy Statement	33

Compensation Discussion and Analysis

Compensation Committee awarded RSUs vesting over a three-year period to Messrs. Agrawal (6,938) and D’Angelo (2,400) based on the recommendation of Mr. O’Sullivan. In making his recommendation, Mr. O’Sullivan analyzed the third-party market information provided by Compensation Strategies and subjectively considered retention and performance factors. Mr. O’Sullivan’s 2021 RSU award was recommended by the Compensation Committee and approved by the entire Board (other than Mr. O’Sullivan, who abstained in discussions and votes related to his own awards). Mr. O’Sullivan’s 2021 grant was for 22,068 RSUs, and was determined based on a review of competitive market, retention considerations, and performance factors. Each service-based RSU award is settled on a one-for-one basis with shares of CTS common stock upon vesting. Grants of equity awards made in 2021 are reported in the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards” table.

Defined Contribution Plan. Substantially all U.S.-based CTS employees are eligible to participate in the CTS Corporation Retirement Savings Plan, referred to as the CTS 401(k) Plan. CTS generally matches an employee’s contributions dollar for dollar up to the first 3% of eligible pay, and thereafter at $0.50 for every dollar up to the next 2% of eligible pay, for a maximum matching contribution of 4%, subject to limitations under the Internal Revenue Code. All of the named executive officers participate in the 401(k) Plan.

Other Compensation. CTS provides a limited set of perquisites and other compensation in order to attract, retain, and motivate the named executive officers. For 2021, compensation for named executive officers included reimbursements for tax preparation services, financial planning services, and an annual executive physical. The reimbursement for tax preparation services is capped at $2,500 for each named executive officer. The reimbursement for financial planning services is capped at $5,000 for each named executive officer. The reimbursement for executive physicals is capped at $2,000 for each of the named executive officers and their respective spouses. In 2021, Mr. D’Angelo received a one-time lump sum payment in the amount of $20,000 as a sign-on bonus in conjunction with commencing employment with CTS. The footnotes to the 2021 Summary Compensation Table delineate the various perquisites named executive officers received for 2021.

Health and Welfare Benefits. Named executive officers are also eligible to participate in a standard set of health and welfare benefits, including medical insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance, disability insurance, dependent life insurance, an employee assistance plan, and health care and dependent care reimbursement accounts. The same terms of participation that apply to salaried employees generally govern the participation of named executive officers in these benefits.

Agreements and Arrangements with Named Executive Officers

Executive Severance Policy. In 2009, CTS enacted an Executive Severance Policy. This policy formalized and standardized CTS’ severance practices for certain officers and key employees. For more on the executive severance policy, please see the section of this Proxy Statement titled “Potential Payments Upon Termination or Change-in-Control” below.

Change-In-Control Severance Agreements. CTS has entered into change-in-control severance agreements with the named executive officers, the purpose of which is to help CTS retain named executive officers and encourage them to focus on corporate interests during times of change and uncertainty. For more on the severance agreements, please see the section of this Proxy Statement titled “Potential Payments Upon Termination or Change-in-Control” below.

Stock Ownership Guidelines

See the section titled “Stock Ownership Guidelines for Executives and Directors” of this Proxy Statement for a discussion of CTS’ Stock Ownership Guidelines.

CTS Securities Hedging/Pledging Policy

CTS has adopted a policy prohibiting officers, directors and certain other employees who receive CTS securities from engaging in any transaction in which they may profit from short-term speculative swings in the value of those securities or from pledging CTS’ securities in lending transactions. These individuals may not trade in options, warrants, puts and calls or similar instruments relating to CTS securities, and may not engage in hedging or monetization transactions designed to minimize the risk in owning

34	CTS 2022 Proxy Statement

Compensation Discussion and Analysis

CTS securities, such as zero-cost collars and forward sale contracts. These individuals also may not pledge CTS’ securities as collateral for a loan, including, without limitation, in a margin account. The prohibitions described above do not apply to the exercise of stock options granted as a part of a CTS incentive plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and approved its inclusion in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in CTS’ Annual Report on Form 10-K for the year ended December 31, 2021.

CTS Corporation 2021 Compensation Committee

Robert A. Profusek, Chair
Donna M. Costello William S. Johnson Alfonso G. Zulueta

CTS 2022 Proxy Statement	35

Executive Compensation

2021 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)

Kieran M. O’Sullivan Chairman, President and Chief Executive Officer	2021	758,000	—	1,802,940	—	1,364,400	—	19,100	3,944,440
	2020	721,850	—	1,757,596	—	—	—	21,351	2,500,797
	2019	750,146	—	1,669,389	—	—	—	18,700	2,438,235

Ashish Agrawal Vice President and Chief Financial Officer	2021	379,529	—	568,199	—	448,695	—	17,017	1,413,440
	2020	355,135	75,000	555,851	—	—	—	14,151	1,000,137
	2019	364,932	—	530,247	—	—	—	16,364	911,543

Scott L. D’Angelo Vice President, General Counsel & Secretary	2021	287,500	20,000	196,620	—	292,256	—	7,000	803,376
	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—

(1)	Salary shown for 2021 reflects regular base salary earnings for 2021, which amount varies from the base salary rates referenced elsewhere in this Proxy Statement.
(2)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 of stock awards granted during the year. Amounts reflected consist of service-based RSUs and performance-based RSUs. For the performance-based awards reported in this column, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date and therefore are at target. Assuming that the highest level of performance is achieved for these awards, the aggregate grant date fair value of all reported awards for 2021 would be: Mr. O’Sullivan, $2,882,711; Mr. Agrawal, $909,073; and Mr. D’Angelo $314,592.

(3)

Amounts represent payments earned under the MIP in respect of that year’s performance and paid in the subsequent year. Mr. D’Angelo’s 2021 MIP award was pro-rated based on his period of service with CTS during 2021.

(4)

Amounts in this column for 2021 reflect values for financial planning and tax preparation services, executive physicals and a CTS match under the 401(k) Plan of $11,600 for Mr. O’Sullivan; $11,600 for Mr. Agrawal; and $4,000 for Mr. D’Angelo.

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Executive Compensation

2021 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kieran M. O’Sullivan											—

2021 Management Incentive Plan	—	379,000	758,000	1,516,000	—	—	—	—	—	—	—

2021-2023 Performance Restricted Stock Unit Plan(1)	2/11/2021	—	—	—	16,475	32,950	65,900	—	—	—	1,079,772

2021 Service-based Restricted Stock Unit Plan(2)	2/11/2021	—	—	—	—	—	—	22,068	—	—	723,168

Ashish Agrawal

2021 Management Incentive Plan	—	124,638	249,275	498,550	—	—	—	—	—	—	—

2021-2023 Performance Restricted Stock Unit Plan(1)	2/11/2021	—	—	—	5,202	10,403	20,806	—	—	—	340,874

2021 Service-based Restricted Stock Unit Plan(2)	2/11/2021	—	—	—	—	—	—	6,938	—	—	227,325

Scott L. D’Angelo

2021 Management Incentive Plan(3)	—	81,182	162,364	324,728	—	—	—	—	—	—	—

2021-2023 Performance Restricted Stock Unit Plan(1)	2/11/2021	—	—	—	1,800	3,600	7,200	—	—	—	117,972

2021 Service-based Restricted Stock Unit Plan(2)	2/11/2021	—	—	—	—	—	—	2,400	—	—	78,648

(1)

In February of 2021, the Compensation Committee established terms applicable to performance-based equity compensation awards for the performance period covering fiscal years 2021-2023 under the CTS Corporation 2018 Equity and Incentive Compensation Plan. Generally, shares for achievement of the performance goals (to the extent earned) will be paid out in 2024 following approval by the Compensation Committee and certification of 2023 fiscal year results by CTS’ independent auditor.

(2)	Service-based RSUs under the 2018 Equity and Incentive Compensation Plan generally vest 1/3 annually on the anniversary of the grant date.
(3)	Mr. D’Angelo’s 2021 MIP opportunity was pro-rated based on his period of service with CTS during 2021.
(4)

The amounts reported in this column represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 of stock awards granted during the year. Amounts reflected consist of service-based RSUs and performance-based RSUs. For the performance-based awards reported in this column, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date and therefore are at target.

Compensation Arrangements. CTS did not have employment agreements with any named executive officers for 2021. In an effort to formalize and standardize CTS’ severance practices for other officers and key employees, CTS enacted an Executive Severance Policy in 2009, and CTS maintains change-in-control severance agreements with the named executive officers. For more on the executive change-in-control severance agreements and the Executive Severance Policy, please see the section of this Proxy Statement titled “Potential Payments upon Termination or Change-in-Control” below.

Annual base salary for each named executive officer, other than Mr. O’Sullivan, is determined by the Compensation Committee. Mr. O’Sullivan’s annual base salary is determined by the Board based on recommendations by the Compensation Committee. Mr. O’Sullivan does not receive any compensation for his service as a director.

CTS 2022 Proxy Statement	37

Executive Compensation

Outstanding Equity Awards at 2021 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Kieran M. O’Sullivan	44,701	(3)	1,641,421	101,003	3,708,830

Ashish Agrawal	14,086	(4)	517,238	32,008	1,175,334

Scott L. D’Angelo	2,400	(5)	88,128	3,600	132,192

(1)

Any award issued under a three-year performance program will vest following certification of the Company’s financial results for the last year of the measurement period (or for Mr. O’Sullivan’s Succession Planning Performance RSU Plan award, the Compensation Committee’s/Board’s subjective review of Mr. O’Sullivan’s performance with respect to succession planning following the end of the 2019-2021 performance period). Mr. O’Sullivan’s awards are comprised of a potential target of 27,782 shares under the 2019-2021 Performance Restricted Stock Unit Plan, a potential target of 6,945 shares under the Succession Planning Performance RSU Plan, a potential target of 33,326 shares under the 2020-2022 Performance Restricted Stock Unit Plan, and a potential target of 32,950 shares under the 2021-2023 Performance Restricted Stock Unit Plan. Mr. Agrawal’s awards are comprised of a potential target of 11,048 shares under the 2019-2021 Performance Restricted Stock Unit Plan, a potential target of 10,557 shares under the 2020-2022 Performance Restricted Stock Unit Plan, and a potential target of 10,403 shares under the 2021-2023 Performance Restricted Stock Unit Plan. Mr. D’Angelo’s awards are comprised of a potential target of 3,600 shares under the 2021-2023 Performance Restricted Stock Unit Plan.

(2)	Calculation of amounts reflected in this column are based on the closing share price of CTS common stock on December 31, 2021 of $36.72 per share.
(3)

Mr. O’Sullivan’s 44,701 service-based RSUs have vested or will vest as follows: 7,440 on February 6, 2022; 7,753 on February 7, 2022; 7,356 on February 11, 2022; 7,440 on February 6, 2023; 7,356 on February 11, 2023 and 7,356 on February 11, 2024.

(4)

Mr. Agrawal’s 14,086 service-based RSUs have vested or will vest as follows: 2,346 on February 6, 2022; 2,456 on February 7, 2022; 2,312 on February 11, 2022; 2,347 on February 6, 2023; 2,313 on February 11, 2023 and 2,312 on February 11, 2024.

(5)	Mr. D’Angelo’s 2,400 service-based RSUs have vested or will vest as follows: 800 on February 11, 2022; 800 on February 11, 2023 and 800 on February 11, 2024.

2021 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Kieran M. O’Sullivan	—	—	53,755	1,741,312

Ashish Agrawal	—	—	18,592	616,896

Scott L. D’Angelo	—	—	—	—

(1)	Gross value prior to withholding.

Potential Payments Upon Termination or Change-in-Control

Change-in-Control Severance Agreements. CTS has entered into change-in-control severance agreements with the named executive officers. Under these agreements, a change-in-control is defined generally as: (1) the acquisition by any person of 25% or more of CTS’ voting stock, subject to certain exceptions; (2) the incumbent board members ceasing to constitute a majority of the Board, unless their successors are approved in the manner set forth in the change-of-control severance agreements; (3) a reorganization, merger, consolidation, or sale of all or substantially all of CTS’ assets, subject to certain exceptions; or (4) the approval by the shareholders of a complete liquidation or dissolution of CTS, subject to certain exceptions.

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A named executive officer is entitled to severance compensation if, within three years after a change-in-control, the named executive officer terminates his or her employment following the occurrence of certain events (which we refer to as “good reason” events) or his or her employment is terminated by CTS or its successor for any reason other than cause, disability (as defined in the change-in-control severance agreements), or death. Good reason is defined generally as: (1) the failure to maintain the named executive officer in his or her office or position or an equivalent or better office or position; (2) a significant adverse change in the nature or scope of the named executive officer’s authorities, powers, functions, responsibilities or duties; (3) a reduction in the aggregate of the named executive officer’s base and incentive pay or certain adverse changes in employee benefits; (4) the named executive officer’s good faith determination that, as a result of a change in circumstances following the change-in-control, he or she is unable to carry out, or is substantially hindered in, or has suffered a substantial reduction in the authorities, powers, functions, responsibilities or duties he or she had prior to the change-in-control; (5) a successor entity’s failure to assume all obligations of CTS under the severance agreement; (6) CTS or its successor moves the named executive officer’s principal work location by more than 35 miles or requires him or her to travel at least 20% more; (7) CTS or its successor commits any material breach of the severance agreement; or (8) CTS’ common stock ceases to be publicly traded or listed on the New York Stock Exchange. Cause is defined generally as: (a) being convicted of a crime involving fraud, embezzlement or theft in connection with work duties or responsibilities; (b) intentionally and wrongfully damaging CTS property; (c) intentionally and wrongfully disclosing CTS’ confidential information; or (d) intentionally and wrongfully competing with CTS without CTS’ consent, subject to certain exceptions.

If the change-in-control severance agreement is triggered, the severance compensation to which the named executive officer is entitled includes: (1) a lump sum payment equal to two times the sum of the greater of the executive’s base salary at the time of the change-in-control or his average base salary over the three years prior to termination, plus the greater of his average cash incentive pay over the three years prior to the change-in-control and his target cash incentive pay for the year in which the change-in-control occurred; (2) continued availability of medical and dental benefits for 24 months following termination at the executive’s expense, with CTS reimbursing the executive for the portion of the premium in excess of the active employee share for such coverage (or certain economically comparable benefits), provided that the obligation to provide these benefits will be reduced to the extent medical and dental benefits are provided by another employer; (3) reimbursement of up to $30,000 for outplacement services; and (4) only in the case of Mr. O’Sullivan, in consideration of the non-compete provision contained in his severance agreement, a lump sum payment equal to one times the sum of the greater of his base salary at the time of the change-in-control or his average base salary over the three years prior to termination plus the greater of his average cash incentive pay over the three years prior to the change-in-control and his target cash incentive pay for the year in which the change-in-control occurred.

In addition, if any payments made to the named executive officer would be subject to excise tax under the “golden parachute” rules of Sections 280G and 4999 of the Internal Revenue Code, those payments will be reduced so that no portion will exceed the “excess parachute payment” threshold that would trigger the excise tax.

Payment of severance compensation under the change-in-control severance agreements will be reduced to the extent of any corresponding payments under any other agreement.

To the extent that a named executive officer receives severance benefits under the change-in-control severance agreement, the named executive officer may not, without the consent of CTS, for a period of one year following his termination date, participate in the management of any business which engages in substantial and direct competition with CTS or its successor, as further described in the change-in-control severance agreements. In addition, for the period beginning on the date of separation from service and ending on the fourth anniversary of the applicable change-in-control, the named executive officer may not solicit any corporate employee to leave employment with CTS or any of its subsidiaries, may not hire or engage any person who was employed with CTS or any of its subsidiaries and may not assist any organization with whom the named executive officer is associated in taking such actions. The named executive officer is generally entitled to be reimbursed by CTS for legal fees incurred to enforce his rights under the severance agreement.

Equity Awards. The award agreements governing outstanding equity awards granted to our named executive officers provide that, in the event of a change-in-control, outstanding service-based RSUs and performance-based RSUs will vest in full if either (1) the successor or surviving company does not assume, substitute or continue the awards in the manner described in the award agreements or (2) within 24 months after the change-in-control, the named executive officer’s employment is terminated

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by CTS (or its successor) without cause (as defined in the named executive officer’s change-in-control severance agreement) or the named executive officer terminates employment for good reason (generally as described above with respect to the change-in-control severance agreements). For performance-based RSUs, vesting in such circumstances would be based on the greater of target performance and actual performance measured through the date of the change-in-control as determined by the Compensation Committee.

Change-in-Control Severance Table

Assuming that a change-in-control event occurred and (unless otherwise indicated) that the named executive officer’s employment was terminated by the Company without cause or by the named executive officer for good reason on December 31, 2021, the estimated severance compensation provided to each named executive officer is shown in the table below.

Name	Severance: Base Salary & Incentive Pay ($)	Welfare Benefits Equivalent ($)	Perquisites: Outplacement ($)	Accelerated Vesting & Exercise Rights/Lapse of Restriction On Equity Awards ($)	280G Reduction ($)	Total ($)

Kieran M. O’Sullivan	4,548,000	40,920	30,000	5,350,251	—	9,969,171

Ashish Agrawal	1,216,875	37,544	30,000	1,692,608	—	2,977,027

Scott L. D’Angelo	1,007,500	34,604	30,000	220,320	—	1,292,424

Executive Severance Policy

As discussed above, to formalize and standardize the Company’s severance practices for officers and key employees, CTS enacted an Executive Severance Policy in 2009. An eligible named executive officer whose employment with the Company is terminated will be eligible for severance benefits under the policy unless the termination is: (1) for cause or resulting from gross or willful misconduct; (2) a resignation, other than a resignation that qualifies as an “involuntary separation from service” within the meaning of Section 409A of the Internal Revenue Code; (3) a layoff or furlough, unless the layoff or furlough is subsequently converted to a termination; (4) due to death or transfer to a disability status; (5) due to retirement, except in the case of the President and Chief Executive Officer’s retirement after 12 months’ formal notice; (6) due to inability to return from a medical leave even though unable to meet disability status requirements, unless the cause for the medical leave was covered by worker’s compensation; (7) due to the sale of a CTS facility, division, or operation when the named executive officer has been offered employment in a comparable position by the successor organization as a part of the sale; or (8) due to a change-in-control and the named executive officer is the beneficiary of a change-in-control severance agreement and eligible for payment under that agreement.

There are three levels of severance benefits specified in the Policy: Tier 2; Tier 1; and the President and Chief Executive Officer level. CTS’ President and Chief Executive Officer may recommend, and the Board will designate from time to time, which officers are eligible for Tier 2 and Tier 1 benefit levels. Mr. O’Sullivan is eligible for the President and Chief Executive Officer specified benefit level. Mr. Agrawal and Mr. D’Angelo are eligible for Tier 1 severance benefits.

Under the policy, if an eligible, Tier 1 named executive officer were to be terminated in an eligible manner, such named executive officer would receive the following severance benefits: (1) a lump sum cash payment equal to 12 months of his or her base salary in effect immediately prior to termination; (2) for 12 months following the date of the named executive officer’s termination, the continuing availability of the medical and dental benefits (but not long-term or short-term disability benefits) that the named executive officer had elected and was eligible to receive as of the date of the named executive officer’s termination, with the cost of such coverage to be shared by the Company and the named executive officer on the same basis as in effect prior to the named executive officer’s termination, with the named executive officer required to make monthly premium payments, provided that, if the medical and dental coverage is not or cannot be paid or provided under any policy, plan, program or arrangement by the Company or any subsidiary, then the Company will itself pay or provide for such equivalent coverage to the named executive officer, and his or her dependents and beneficiaries; and (3) reimbursement of an amount up to $30,000 for outplacement services that are obtained until December 31st of the second year following the named executive officer’s termination, from a firm selected by the named executive officer.

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Also pursuant to the policy, if the President and Chief Executive Officer were to be terminated in an eligible manner, he would receive the following severance benefits: (1) a lump sum cash payment equal to two times the sum of (a) his base salary in effect at the time of termination of employment, and (b) an amount equal to his target annual incentive compensation for the calendar year ending prior to the date of termination of employment; (2) the continuing availability of medical and dental benefits for a period of 24 months following the date of his termination, otherwise on the same terms as Tier 1 executives; (3) to the extent permitted by CTS’ equity plans, the vesting of any outstanding unvested service-based RSUs or other equity awards granted to him under CTS’ equity plans will be accelerated and such equity awards will be fully vested as of the date of his termination of employment and payable in accordance with their existing terms; (4) for any outstanding unvested performance-based RSUs, outstanding unvested performance shares, or any other outstanding unvested equity incentive available under any then-current performance-based equity program, to the extent permitted by CTS’ equity plans, such awards will become non-forfeitable as of the date of his termination of employment, and at the end of the applicable performance period, CTS shall calculate the degree to which the awards were earned based on actual performance, and then settle any earned awards on a pro-rata basis, in accordance with the portion of the actual performance period that elapsed prior to his termination, in accordance with the existing terms of such awards; and (5) reimbursement of an amount up to $30,000 for outplacement services that are obtained following his termination, on the same terms as the Tier 1 executives. In addition, if the President and Chief Executive Officer gives the Board at least 12 months’ formal notice of his intent to terminate his employment voluntarily due to his retirement and maintains continuous employment through such 12-month period, upon retirement, he will be entitled to the severance benefits described in sections (2), (3), and (4) of this paragraph.

It is intended that the severance benefits not duplicate substantially similar benefits payable under any change-in-control severance agreement. Further, named executive officers shall not be eligible to receive benefits under any other CTS severance policy applicable to exempt salaried employees. In order to receive the severance benefits under the policy, the named executive officer must execute a release of all claims in favor of the Company, its employees, officers and directors within a specified time, must not compete with the Company for a period of 12 months following termination unless the Company consents, and for a period of 12 months following termination must not solicit any employee to leave employment with the Company or any of its subsidiaries, may not hire or engage any person who was employed with CTS or any of its subsidiaries, and may not assist any organization with whom the named executive officer is associated in taking such actions.

In addition, if any payment under the policy would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the minimum extent necessary so that no portion of any payment or benefit will constitute an excess parachute payment, provided however, that the reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, or any successor provision, or any other tax).

The Board has the right to amend the policy or terminate it prospectively, provided that the policy may not be amended by the Board in any manner which is materially adverse to any named executive officer without that named executive officer’s written consent. Notwithstanding the foregoing, the Board may amend the policy at any time to reflect changes required by the Internal Revenue Code and the policy will remain in effect until terminated by the Board.

The table below shows the estimated severance compensation for each named executive officer, assuming that executive was terminated in a manner making him eligible for severance under the Executive Severance Policy on December 31, 2021.

Executive Severance Policy

Name	Severance ($)	Health and Dental Benefits ($)	Vesting of Stock Options ($)	Vesting of Unvested Service-Based Equity Awards ($)	Vesting and Pro-Rata Settlement of Performance- Based Equity Awards at Target ($)	Outplacement ($)	Total ($)

Kieran M. O’Sullivan	2,973,656	40,920	—	1,641,421	2,494,304	30,000	7,180,301

Ashish Agrawal	368,750	18,772	—	—	—	30,000	417,522

Scott L. D’Angelo	325,000	17,302	—	—	—	30,000	372,302

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Executive Compensation

Death, Disability and Retirement. The award agreements governing outstanding equity awards granted to our named executive officers provide that, if the named executive officer dies or becomes disabled, outstanding service-based RSUs and performance-based RSUs will vest in full, with performance-based RSUs vesting based on target performance (or, if the death or disability occurs after a change in control, the greater of target performance and actual performance measured through the date of the change in control). Assuming that the named executive officer died or became disabled on December 31, 2021, the aggregate value of the accelerated service-based RSUs and performance-based RSUs for such officer would be as follows: Mr. O’Sullivan, $5,350,251; Mr. Agrawal, $1,692,608; and Mr. D’Angelo, $220,320.

The award agreements governing outstanding equity awards granted to our named executive officers also provide that if the named executive officer terminates employment after (1) attaining age 55, (2) completing five years of service, and (3) providing at least one year’s notice of retirement, then the named executive officer will vest in a pro-rata portion of such officer’s outstanding performance-based RSUs based on actual performance for the full performance period, with the pro-rata portion determined based on the number of full months of service that the named executive officer completed during the performance period. However, if such retirement occurs after a change-in-control, the pro-rata payout will be based on the greater of target performance and actual performance measured through the date of the change-in-control. As of December 31, 2021, none of the named executive officers had met all three requirements for qualifying retirement as described above.

CEO Pay Ratio

For the 2021 fiscal year, the ratio of the annual total compensation of Mr. O’Sullivan, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 269 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee”. For purposes of this disclosure, the date used to identify the Median Employee was November 30, 2020 (the “Determination Date”).

For purposes of this disclosure, we did not repeat the process described below to determine a new Median Employee for 2021 because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. As a result, under SEC rules, we are permitted to use last year’s median employee again for purposes of this pay ratio calculation and disclosure. However, due to the departure of an employee used in last year’s pay ratio calculation, we have selected a different median employee from the group identified last year to serve as the Median Employee. The Median Employee is substantially similar to last year’s median employee based on the compensation measure used to select last year’s median employee.

As discussed above, Mr. O’Sullivan served as our Chief Executive Officer during the 2021 fiscal year. CEO Compensation for purposes of this disclosure is $3,944,440, which is the total compensation reported for Mr. O’Sullivan in the Fiscal 2021 Summary Compensation Table for the 2021 fiscal year.

For purposes of this disclosure, Median Annual Compensation was $14,659 in 2021, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2021 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K. In determining the U.S. Dollar value of the Median Annual Compensation for the Median Employee, we have used an average annual exchange rate for 2021.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 3,646 employees, representing all full-time, part-time, seasonal and temporary employees of the Company and its consolidated subsidiaries as of the Determination Date of which 539 were based in the United States. We excluded a total of 60 employees, representing less than 5% of the total, based in small offices in Singapore (14), Japan (10), India (5), Denmark (24), United Kingdom (5) and Germany (2), yielding a total number of 3,586 employees. We then measured recurring cash compensation (for example, base salary or wages, overtime, and shift differential pay) for the eleven-month period ending on the Determination Date, and annualized each result for permanent employees, while avoiding creating full-time equivalencies. We did not make any cost-of-living adjustments in calculating compensation for the Median Employee.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, CTS sets named executive officer pay based on a number of factors including a competitive market analysis, individual performance and responsibility and targets a significant proportion of executive compensation as performance-based. The pay ratio and Median Annual Compensation

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disclosed above reflect that a substantial percentage of CTS’ employees are engaged in manufacturing in “best cost” countries and CTS pays a competitive wage in those locations aimed at attracting and retaining qualified employees using local benchmarks. The pay ratio between disparate locations and functions is not considered a relevant factor and does not inform individual compensation decisions. The pay ratio may vary significantly over time, as a large percentage of the Chief Executive Officer’s compensation is performance based while our Median Employee’s compensation is primarily based on an hourly wage and does not reflect company performance. The assumptions used in the calculation of our estimated pay ratio are specific to our Company and our employee population; therefore, our pay ratio may not be comparable to the pay ratios of other companies, including the companies in our compensation peer group.

2021 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Patricia K. Collawn(2)	29,451	0	29,451

Donna M. Costello(3)	53,251	240,225(4)	293,476

Gordon Hunter	76,383	132,084	208,467

William S. Johnson	80,000	132,084	212,084

Ye Jane Li	60,000	132,084	192,084

Robert A. Profusek	96,449	132,084	228,533

Alfonso G. Zulueta	60,000	132,084	192,084

(1)

On November 4, 2021, 3,600 RSUs were granted to each then-serving non-management director based on the stock-based compensation target of $130,000 per non-management director. The number of RSUs granted was calculated by dividing the $130,000 stock-based compensation target by the $36.69 closing price of CTS’ common stock on the date of the grant and rounding the result to the next hundred. The dollar amounts reported in this column represent the grant date fair value of such awards as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, equal to the number of units granted multiplied by the $36.69 closing price of CTS’ common stock on the date of the grant. These grants generally vest on the first anniversary of the grant date and will be distributed upon vesting absent a deferral election by the director. Aside from the 3,600 RSUs held by each non-management director (other than Ms. Collawn), the non-management directors had no other unvested stock or option awards outstanding at 2021 fiscal year-end.

(2)	Ms. Collawn did not stand for re-election at our 2021 Annual Meeting of Shareholders.
(3)	Ms. Costello’s cash compensation for committee services was prorated based on her appointment on February 11, 2021.
(4)

The amount reflected in this column for Ms. Costello includes two grants of RSUs. On February 11, 2021, in conjunction with her appointment to the Board, Ms. Costello was granted 3,300 RSUs based on a stock-based compensation target of $120,000 per non-management director, the amount of which was prorated to $106,520 to coincide with the timing of her appointment to the Board. The number of RSUs granted was calculated by dividing the $106,520 stock-based compensation target by the $32.77 closing price of CTS’ common stock on the date of the grant and rounding the result to the next hundred. The dollar amount reported in this column for Ms. Costello’s February 11, 2021 RSU grant represents the grant date fair value of such award as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, equal to the number of units awarded multiplied by the $32.77 closing price of CTS’ common stock on the date of the grant. The amount reflected in this column for Ms. Costello also includes the 3,600 RSUs awarded to all board members as described in footnote 1 to this table.

Director Compensation. Employee directors receive no compensation for serving on the Board or Committees of the Board. Compensation for non-management directors is determined by the Board based on recommendations by the Compensation Committee. CTS reimburses non-management directors for reasonable travel expenses related to their performance of services and for director education programs. Director compensation is divided into two components: a cash component and a stock-based component.

Each non-management director is entitled to receive a base annual cash retainer at the rate of $60,000 in cash for 2021 service. In addition to the base annual retainer, for 2021 service, the Lead Independent Director retainer is $20,000 per year, the Audit Committee Chairman and Compensation Committee Chairman retainer is $20,000 per year each, and the Nominating, Governance and Sustainability Committee and Technology and Transactions Committee Chairman retainer is $10,000 per year each.

The Board has established an annual stock-based compensation target for each non-management director that may be amended from time to time. The annual stock-based compensation in 2021 was targeted at $130,000 per non-management

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director, with the number of shares rounded to the next hundred. Since 2005, the stock-based compensation target compensation has been paid with grants of RSUs. The RSUs generally vest after one year. The grants provide directors with the opportunity to defer distribution of some or all of the RSUs until separation from service with the Board, a date certain, or a series of dates according to a schedule. Non-management directors do not receive dividends or other earnings on deferred RSUs. The annual stock-based compensation target was increased from its 2020 level of $120,000.

CTS does not currently have a retirement plan for non-management directors. In 1990, CTS adopted the Stock Retirement Plan for Non-Employee Directors. Under that plan, a deferred common stock unit account was established for each non-management director. Through January 2004, 800 common stock units and additional units representing dividends on CTS common stock paid were credited annually to each non-management director’s account. When a non-management director retires from the Board, he or she receives one share of CTS common stock for each deferred common stock unit credited to his or her account. On December 1, 2004, the Board amended the plan to terminate the crediting of additional units to the deferred common stock unit accounts. The number of deferred common stock units credited to each director’s account is shown in the Directors’ and Officers’ Stock Ownership table.

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Proposal 3: Ratification of Appointment of Grant Thornton LLP as Independent Auditor for 2022

Grant Thornton LLP has served as CTS’ independent auditor since June 2005 and has been appointed by the Audit Committee to continue as CTS’ independent auditor for 2022. In the event that ratification of the appointment of Grant Thornton LLP as independent auditor for 2022 is not approved by the shareholders at the Annual Meeting, the Board will review the Audit Committee’s future selection of independent auditors.

During the Annual Meeting, representatives of Grant Thornton LLP will be available to respond to appropriate questions and will be afforded an opportunity to make such statements as they desire.

✓	Your Board recommends a vote FOR ratification of the appointment of Grant Thornton LLP as independent auditor for 2022.

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Report of the Audit Committee

The Audit Committee acts pursuant to its written charter adopted by the Board, a copy of which can be found in the governance section of the Company’s website at https://investors.ctscorp.com. All members of the Audit Committee are financially literate and independent as defined in the NYSE Corporate Governance Listing Standards.

The Audit Committee has reviewed and discussed with CTS management and Grant Thornton LLP, CTS’ independent auditor, the audited consolidated financial statements of the Company for 2021; has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; has received from the independent auditor the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and has discussed with the independent auditor its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board that the financial statements be included in CTS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

CTS Corporation 2021 Audit Committee

William S. Johnson, Chair
Donna M. Costello Gordon Hunter Alfonso G. Zulueta

Independent Auditor

Grant Thornton LLP has served as CTS’ independent auditor since 2005. Grant Thornton LLP representatives plan to attend the Annual Meeting, make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. The following table presents fees for professional audit and other services provided by Grant Thornton LLP to CTS for the years ended December 31, 2021 and December 31, 2020.

	Audit Fees	Audit Related Fees(1)	Tax Fees(2)	All Other Fees(3)

2021	$1,141,478	$39,900	$70,081	$30,640

2020	$1,053,000	$39,900	$71,295	$30,640

(1)	Pension Plan and 401(k) Plan audits.
(2)	Tax compliance fees related to certain of CTS’ subsidiaries.
(3)	Environmental agreed upon procedures and foreign social security contribution review.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. The Audit Committee annually reviews audit and non-audit services proposed to be rendered by Grant Thornton LLP during the fiscal year.

The Audit Committee has delegated authority to (1) the Audit Committee Chair to grant pre-approval of services by the independent auditor, provided that the Chair reports on any such pre-approval decisions at the next scheduled meeting of the Audit Committee, and (2) the Company to grant pre-approval of services by the independent auditor in an aggregate amount not to exceed $50,000 in one year, provided that the Company reports any such pre-approval decisions at the next scheduled meeting of the Audit Committee. All of the services rendered by Grant Thornton LLP were approved by the Audit Committee or were rendered pursuant to the de minimis exception established under the rules of the SEC.

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Proposal 4: Approval of an Amendment to the CTS Articles of Incorporation to Implement a Majority Voting Standard in Uncontested Director Elections

Our Board of Directors has approved, and recommends approval of, an amendment to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to implement a majority voting standard for the election of directors in uncontested elections.

Background of Proposal

Indiana law provides that, unless otherwise specified in a company’s articles of incorporation, a director is elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Our Articles of Incorporation do not specify a voting standard for the election of directors; however, our Amended Bylaws specify that directors shall be elected by a plurality vote. Under plurality voting, director nominees with the most votes cast in their favor are elected to the Board, notwithstanding the number of votes withheld against a director nominee. In a director election employing a plurality voting standard, only “for” votes are counted, not any “withheld” votes or abstentions. As a result, in an uncontested election (i.e., an election where the only nominees are those proposed by the Board), a director could be elected with only one “for” vote, despite an overwhelming number of “withheld” votes. However, our Corporate Governance Guidelines include a director resignation policy that incorporates a form of majority voting for uncontested director elections that is sometimes referred to as a “plurality plus” standard. Under this policy, if a majority of the shares outstanding and entitled to vote in such election are designated to be “withheld” from or voted against a director nominee’s election, then that director nominee must tender a written offer to resign from the Board. The Board would then decide at its next regularly scheduled meeting, in a process managed by the Nominating, Governance and Sustainability Committee (excluding the nominee in question if applicable), whether to accept the director nominee’s resignation.

After careful consideration, the Board believes it is in the best interests of the Company and its shareholders to amend the Company’s Articles of Incorporation to provide for majority voting in uncontested director elections.

Under the proposed majority voting standard applicable in uncontested director elections, each vote is required to be counted “for” or “against” the director’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Shareholders will be entitled to abstain with respect to the election of a director, although abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. In contested elections, directors will continue to be elected by a plurality of the votes cast. Under Indiana law, an incumbent director who is not re-elected may remain in office until his or her successor is elected and qualified, continuing as a “holdover” director until the director resigns, the number of authorized directors is reduced by the shareholders to eliminate the director’s seat on the board, his or her position is filled by a subsequent shareholder vote, or the director is removed by the shareholders. If the amendment to the Articles of Incorporation is approved by the Company’s shareholders, the Board will amend the Amended Bylaws to implement a majority voting standard for the election of directors in uncontested elections and provide for a director resignation policy to address the continuation in office of a “holdover” director, so that an incumbent director who did not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation to the Board.

Under Indiana law, the Company’s shareholders must approve an amendment to the Articles of Incorporation in order to change the voting standard in director elections. If Proposal 4 is approved, proposed Section 3 (set forth below) will be added to Article VIII of the Articles of Incorporation:

CTS 2022 Proxy Statement	47

“Section 3. Elections. Except as provided otherwise in this Section 3, each Director shall be elected by a majority of the votes cast with respect to the Director by the shares represented in person or by proxy and entitled to vote at any meeting for the election of Directors at which a quorum is present; provided, however, that if the number of Director nominees exceeds the number of Directors to be elected, then each Director shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 3, a majority of the votes cast means that the number of shares voted ‘for’ a Director must exceed the number of votes cast ‘against’ that Director (with abstentions not considered votes cast).”

Effective Time

If the amendment to the Articles of Incorporation is approved by the shareholders, we will file the amendment with the Indiana Secretary of State shortly following the 2022 Annual Meeting of Shareholders. The amendment to the Articles of Incorporation will become effective upon the acceptance of the filing by the Indiana Secretary of State. The new majority voting standard would then be applicable to any future uncontested election of directors beginning with the Company’s 2023 Annual Meeting of Shareholders.

Required Vote

The amendment to the Articles of Incorporation will be adopted if the votes cast “for” the amendment exceed the votes cast “against” the amendment. Abstentions and broker non-votes will have no impact on the outcome of this proposal.

✓	Your Board recommends a vote FOR the approval of an amendment to the CTS Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections.

48	CTS 2022 Proxy Statement

2021 Annual Report on Form 10-K

Upon receipt of the written request of a shareholder owning shares of CTS common stock on the Record Date addressed to the Corporate Secretary of CTS Corporation, 4925 Indiana Avenue, Lisle, Illinois 60532, CTS will provide to such shareholder, without charge, a copy of its 2021 Annual Report on Form 10-K, including the financial statements and financial statement schedule. You may also call investor relations at (630) 577 8800, email at shareholder.services@ctscorp.com, or obtain the report from the Investor Relations section of the CTS website at https://investors.ctscorp.com.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Shareholders to be held on May 12, 2022.

This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available free of charge on the Investor Relations section of our website at https://investors.ctscorp.com.

By Order of the Board of Directors,

Scott D’Angelo
Corporate Secretary

Lisle, Illinois

April 1, 2022

CTS 2022 Proxy Statement	49

Frequently Asked Questions About the 2022 Annual Meeting of Shareholders and Voting

The following is important information in a question and answer format regarding the Annual Meeting and voting.

Q:	Upon what may I vote?

A:	(1) Election of director nominees to serve on the Board;

(2)	Approval, on an advisory basis, of the compensation of CTS’ named executive officers;

(3)	Ratification of the appointment of Grant Thornton LLP as CTS’ independent auditor for 2022; and

(4)	Approval of an amendment to the CTS Articles of Incorporation to implement a majority voting standard in uncontested director elections.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

(1)	FOR each of the director nominees identified in this Proxy Statement;

(2)	FOR advisory approval of CTS’ named executive officer compensation;

(3)	FOR ratification of the appointment of Grant Thornton LLP as CTS’ independent auditor for 2022; and

(4)	FOR approval of an amendment to the CTS Articles of Incorporation to implement a majority voting standard in uncontested director elections.

Q:	How will voting on any other business be conducted?

A:

We are not aware of any other business to be brought before the shareholders at the Annual Meeting. However, if any other business is properly presented for shareholder consideration, your signed proxy card gives authority to Kieran M. O’Sullivan, Chairman, President and Chief Executive Officer, and Scott D’Angelo, Vice President, General Counsel and Corporate Secretary, to vote on those matters at their discretion.

Q:	How many votes are needed for approval of each proposal presented in this Proxy Statement?

A:	Assuming that at least a majority of the shares of CTS common stock are represented at the Annual Meeting, either in person or by proxy:

(1)

The seven director nominees receiving the most votes will be elected. Only votes cast for a nominee will have an impact on the election of directors. Abstentions, broker non-votes and instructions on your proxy to withhold authority to vote for one or more of the nominees will have no impact as they will only result in those nominees receiving fewer votes;

50	CTS 2022 Proxy Statement

Frequently Asked Questions About the 2022 Annual Meeting of Shareholders and Voting

(2)

An affirmative vote of a majority of votes cast is necessary to approve, on an advisory basis, the compensation of CTS’ named executive officers, although such vote will not be binding on CTS. Abstentions and broker non-votes will have no impact on the outcome of this proposal;

(3)

The Audit Committee’s appointment of Grant Thornton LLP as CTS’ independent auditor for 2022 will be ratified if a majority of the votes cast support the appointment. Your broker or other nominee will be able to vote your shares with respect to this proposal without your instructions because the proposal to ratify the appointment of Grant Thornton LLP is considered “routine.” Abstentions will have no impact on the outcome of this proposal; and

(4)

The amendment to the Articles of Incorporation will be approved if a majority of the votes are cast in support of the amendment. Abstentions and broker non-votes will have no impact on the outcome of this proposal.

Q:	Who is entitled to vote?

A:

Shareholders of record at the close of business on March 14, 2022, which is referred to in this Proxy Statement as the Record Date, are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 32,132,367 shares of CTS common stock issued and outstanding. Every shareholder is entitled to one vote for each share of CTS common stock held on the Record Date.

Q:	How do I vote?

A:

Please follow the instructions on your Notice of Internet Availability of Proxy Materials to vote online or by telephone up until 11:59 p.m. Eastern Time on May 11, 2022. Of course, you may always vote in person at the meeting. You may revoke your proxy at any time before it is exercised by giving us written notice, sent to our principal executive offices, by submitting a duly executed proxy card to us bearing a later date, or by giving notice to us at the Annual Meeting.

Q:	How can I vote shares of CTS common stock that I hold under the CTS Corporation Retirement Savings Plan?

A:

The CTS Corporation Retirement Savings Plan is CTS’ 401(k) plan. Vanguard Fiduciary Trust Company (“Vanguard”), the plan trustee, will vote the shares of CTS common stock in your account according to your instructions. You may use the proxy card provided or go online at www.proxyvote.com to instruct Vanguard. You must provide instructions or make changes to your instructions on how to vote shares of CTS common stock in your CTS Corporation Retirement Savings Plan on or before 11:59 p.m. Eastern Time on May 10, 2022. After that time, your instructions will be transmitted to the plan trustee and cannot be changed. If Vanguard does not receive your instructions to vote your shares of CTS common stock, they will not be voted.

Q:	Who is entitled to attend the Annual Meeting?

A:

Attendance at the Annual Meeting will be limited to our shareholders as of the Record Date and to pre-approved guests of CTS. All shareholder guests must be pre-approved by CTS and will be limited to spouses, persons required for medical assistance and properly authorized representatives of our shareholders as of the Record Date. Additionally, if you are not the record holder of your shares, to attend the Annual Meeting you must first obtain a legal proxy form from your broker or other organization that holds your shares. Please contact your broker or organization for instructions regarding obtaining a legal proxy. If you do obtain a legal proxy and plan to attend the Annual Meeting, you will be required to present a valid form of identification.

CTS 2022 Proxy Statement	51

Frequently Asked Questions About the 2022 Annual Meeting of Shareholders and Voting

Below is a map reflecting the location of CTS’ Annual Meeting which will be held at the Hotel Arista, located at 2139 City Gate Lane, Naperville, Illinois 60563.

Q:	Who solicits proxies on behalf of the Board and how much will this proxy solicitation cost?

A:

Broadridge, Inc. distributes proxy materials on CTS’ behalf and is compensated by CTS for mailing and distribution expenses. Proxies may also be solicited by executive officers of CTS, for which no additional compensation is paid.

Q:	How can I receive paper or email copies of the proxy materials?

A:

Shareholders wishing to receive paper or email copies of the proxy materials for the Annual Meeting and for future annual meetings of shareholders may request to receive proxy materials in printed form by mail, or electronically by email, by directing written or oral requests to CTS Corporation, Corporate Secretary, 4925 Indiana Avenue, Lisle, Illinois 60532, by calling (630) 577-8800 and leaving a message for our Corporate Secretary, by sending an email to shareholder.services@ctscorp.com in each case by May 1, 2022, or by following the directions on your proxy card.

Q:	How may a shareholder nominate a candidate for election to the Board?

A:

Director nominees for the 2023 Annual Meeting of Shareholders may be nominated by shareholders by sending a written notice to the corporate office to the attention of the Corporate Secretary for CTS. Pursuant to the CTS Bylaws, all nominations must be received no earlier than December 28, 2022, and no later than February 11, 2023. The notice of nomination is required to contain certain representations and information about the nominee, which are described in CTS’ Bylaws. Copies of the Bylaws may be obtained free of charge from CTS’ Corporate Secretary, or the governance section of the Company’s website at https://investors.ctscorp.com.

Q:	When are shareholder proposals for the 2023 Annual Meeting of Shareholders due?

A:

CTS’ advance notice Bylaw provisions require that in order to be presented at the 2023 Annual Meeting of Shareholders, any shareholder proposal, including the nomination of a candidate for director, must be in writing and mailed to the corporate office to the attention of the Corporate Secretary for CTS, and must be received no earlier than December 28, 2022 and no later than February 11, 2023. Certain information is required to be included with shareholder proposals, which is described in CTS’ Bylaws. Copies of the Bylaws may be obtained free of charge from CTS’ Corporate Secretary, or the governance section of the Company’s website at https://investors.ctscorp.com. To be included in our proxy materials relating to the 2023 Annual Meeting of Shareholders, proposals must be received by us on or before December 2, 2022 (or, if the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or after the date of the 2022 Annual Meeting of Shareholders, a reasonable time before we begin to print and send our proxy materials).

52	CTS 2022 Proxy Statement

APPENDIX

Reconciliation of Net (loss) Earnings to Adjusted EBITDA

($ in millions)

	Full Year
	2021	2020

Net (loss) earnings	$(41.9)	$34.7

Depreciation and amortization expense	26.9	26.7

Interest expense	2.1	3.3

Tax expense (benefit)	(19.0)	10.8

EBITDA	(31.8)	75.4

Adjustments to EBITDA:

Restructuring charges	1.7	1.8

Environmental charges	2.3	2.8

Transaction costs	—	0.3

Non-cash pension expense	132.4	2.5

Foreign currency loss (gain)	3.3	(5.3)

Total adjustments to EBITDA	139.7	2.1

Adjusted EBITDA	$107.8	$77.5

Net sales	$512.9	$424.1

Adjusted EBITDA as a % of net sales	21.0%	18.3%

Reconciliation of Diluted (Loss) Earnings Per Share to Adjusted Diluted Earnings Per Share

	Full Year
	2021	2020

Diluted (loss) earnings per share	$(1.30)	$1.06

Tax affected adjustments to reported diluted earnings (loss) per share:

Restructuring charges	0.06	0.04

Environmental charges	0.05	0.07

Transaction costs	—	0.01

Non-cash pension expense	3.13	0.06

Foreign currency loss (gain)	0.10	(0.16)

Other discrete tax items	(0.11)	0.04

Adjusted diluted earnings per share	$1.93	$1.12

CTS 2022 Proxy Statement	A-1

SCAN TO VIEW MATERIALS & VOTE w CTS CORPORATION ATTN: SCOTT D’ANGELO VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. 4925 INDIANA AVENUE Vote by 11:59 p.m. Eastern Time on May 11, 2022 for shares held directly and by 11:59 p.m. LISLE, IL 60532 Eastern Time on May 10, 2022 for shares held by Vanguard Fiduciary Trust Company, Trustee of the CTS Corporation Retirement Savings Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2022 for shares held by Vanguard Fiduciary Trust Company, Trustee of the CTS Corporation Retirement Savings Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D73669-P72099 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CTS CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: ! ! ! 1. Election of Directors Nominees: 01) D. M. Costello 05) K. M. O’Sullivan 02) G. Hunter 06) R. A. Profusek 03) W. S. Johnson 07) A. G. Zulueta 04) Y.J. Li The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Approval, on an advisory basis, of the compensation of CTS’ named executive officers. ! ! ! 3. Ratification of the appointment of Grant Thornton LLP as CTS’ independent auditor for 2022. ! ! ! 4. Approval of an amendment to the CTS Articles of Incorporation to implement a majority voting standard in uncontested director elections. ! ! ! NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D73670-P72099 CTS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 12, 2022. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Kieran M. O’Sullivan and Scott D’Angelo as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of CTS Corporation held of record by the undersigned on March 14, 2022 at the Annual Meeting of Shareholders originally convened on, Thursday, May 12, 2022 at the Hotel Arista, 2139 City Gate Lane, Naperville, Illinois 60563 at 9:30 a.m. Central Time, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side